Exhibit 4.13

Construction and Rental Agreement
Made and signed in Petah Tikva on April 11, 2019

Between:
Mifaley Tahanot
A company registered in Israel, pcn -520020678
By authorized signatories on its behalf:
Mssrs. Sharon Tousya-Cohen ID – 056015290 and Noa Landner ID-050596204
Whose address is at 8 Granit St. Petach Tikvah

Of the One Part

And Between
Ceragon Networks Ltd.
A company registered in Israel, pcn -512352444
By authorized signatories on its behalf:
Mssrs. Ira Palto ID – 054926035 and Doron Arazi ID- 058148107
Whose address is at 24 Raul Wallenburg St., Tel Aviv 69719

Of the Second Part

In this agreement, the following terms and expressions shall have the meaning adjacent thereto, unless the context requires otherwise:

1.	Definitions

1.1.	"The Landlord" - Mifaley Tahanot pcn 520020678.

1.2.	"The Tenant" - Ceragon Networks Ltd.

1.3.	"ILA" - The Israel Land Authority.

1.4.	"The Municipality" - the Rosh Ha'ayin Municipality.

1.5.	"The Local Council" - Rosh Ha'ayin local and building council.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

1.6.
"The Property" - a land area located within the borders of Rosh Ha'ayin, adjacent to Kesem junction, upon which the project is/will be constructed, all as specified in the blueprint attached hereto as Appendix A.

1.7.	"The Detailed UBP" or "the UBP" - plan number 418-0464388, including other plans which amend and/or shall amend it.

1.8.	"The Project" - the Project which includes commercial and office space, constructed/shall be constructed on the Property pursuant to the UBP and other UBPs, and changes thereto from time to time.

1.9.
"The Development Agreement" - an agreement signed by the ILA with the Landlord on 21.7.2009, for development of the property and construction thereupon, and the supplement to the development agreement of 1.8.2016.  The Landlord will act to extend the period set forth in the Development Agreement, or alternatively, to sign a lease agreement, at its exclusive expense and responsibility.

1.10.	"The Lot" - Lot 300 under UBP 418-0464388, located on the Property and marked on the blueprints Appendix A of this agreement, upon which the Structure, as defined below, shall be constructed.

1.11.
"The Building" or "the Structure" - building A which the Landlord intends to construct upon the Lot, to rent to a number of tenants, in an area of 20,800 m2 gross, and parking space and storage areas, which will include an underground parking lot and which may include, inter alia, stores, stalls, coffee shops and restaurants, and offices as specified in the technical specifications attached to this agreement as Appendix B and the remainder of the provisions of this agreement.

1.12.	"Building Permit" or "the Permit" - Building Permits which the Landlord shall receive, to construct the building, including a permit amendment plan, if any.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

1.13.	"The Technical Specifications" - the specifications under which the Premises shall be constructed, to the envelope stage, which is attached to this agreement as Appendix B.

1.14.	Cancelled.

1.15.
"The Premises" - office area composed of 5,500 m2 (gross) located in the entirety of the two upper floors of the Building (the sixth and seventh floors of the Building above the ground floor in entirety) and part of the fifth floor (in a precise location which shall be determined by agreement between the parties, not later than 31.12.2019) of the Building above the ground floor, with the addition of storage units in an area of 540 m2 (gross) at basement level -2 of the Building. Of these, at least 215 m2 shall be contiguous, and the remainder of the area will be comprised of the following areas: 80 m2 + 35 m2 + 125 m2 + 85 m2 and with the addition of 220 underground parking spaces (200 "floating" spaces and 20 "reserved" spaces), as marked in the blueprints attached as Appendix D of this agreement.  It is clarified hereby that all of the parking spaces shall be covered.

It is clarified that to such extent as additional floors shall be added to the Building by the date of delivery of the premises to the Tenant for performance of modification work, the Tenant shall be entitled to move to the upper floors in the Building.

"Reserved Parking Space" - a parking space made available exclusively to the Tenant in the parking lot in the Building, and which shall be marked in the blueprints in Appendix D of this agreement.

"Floating Parking Space" - a parking space which shall be made available to the Tenant in the parking lot in the Building, not in a fixed location.  The Tenant shall be entitled to place a gate as marked in the blueprint attached hereto as Appendix D, before the "double parking space" area as specified in the blueprint.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

1.16.
"The Works" or "the Landlord Works" - the Works for establishment and construction of the Premises as part of the construction of the Building, upon all of its parts, its areas, and systems, until completion of the Premises at the envelope level, pursuant to the Technical Specifications and the Building Permit, which the Landlord shall carry out itself, at its expense and responsibility, by means of contractors on its behalf, and all in accordance with the provisions of this agreement and its appendices.

1.17.
"Finishing Works" and/or "Tenant Works" - the works which the Tenant shall carry out in the Premises, itself, and at its expense and responsibility, which shall be necessary to prepare the Premises for the use of the Tenant for the Purpose of the Tenancy, all as specified in clause 9 below.

1.18.
"The Index" - the Consumer Price Index which is published from time to time by the Central Bureau of Statistics and Economic Research, including the same index even if shall be published by a different governmental institution, and including any other formal index which shall replace it, whether composed of the same data as the existing index, or not.  If another index shall replace the Index, in accordance with the ratio determined by the Central Bureau of Statistics between the new index and between the Index which is replaced.

1.19.
“The Base Index” – the index known of December 2018, published on 15.1.2019 (the index for payment of Allowance is the index of July 2020, published in August 2020, pursuant to the provisions of clause 14.2)

1.20.
"Linkage Differences to the Index" - the rate of change of the Index between the Base Index and the last index to be published prior to performance of the payment.  Every amount determined under this agreement as including the Linkage Differences to the Index means - an update of the rate of the amount which is linked, by the rate of the change of the Index from the Base Index to the New Index.  A drop in the Index under the Base Index shall not lead to a reduction of the amounts.  It is agreed hereby that linkage differences with respect to the Base Index shall be calculated on a monthly basis.  Meaning, each year, an examination shall be carried out on the basis of the 12 preceding months, and an accounting shall be carried out between the parties, when in any event, there shall be no linkage difference to an index which is lower than the Base Index.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

1.21.	"Rental Fees" - as defined in clause 14 below.

1.22.
"Force Majeure" - war, general call-up, earthquake, lockout or general strike of the entire economy which continues cumulatively (even if not continuously) more than ten working days from the date of signature upon this agreement and until the date of delivery, or of the entire construction sector which endures for such period of time and/or cessation of work in the Building as a result of governmental or municipal orders which impact performance of the undertakings of the Landlord in practice, and are not at the control of the Landlord, which prevent or delay continued performance of the work applying to it pursuant to this agreement.

1.23.	"The Date of Delivery of Possession in the Premises" - the date determined in clause 11 below, pursuant to that stated in such clause.

1.24.	"The Tenancy Period" - a period of 120 months commencing on the Date of Delivery of Possession in the Premises to the Tenant.

1.25.	"The Purpose of the Tenancy" - offices, development, sale, marketing of electronic equipment of a high-tech company.

1.26.	"Representative of the Landlord" - Mr. Yoram Markovitch or any other person appointed by it in writing to such position.

1.27.	"The Representative of the Tenant" - Mr. Itamar Arussi or any other person appointed by it in writing to such position.

1.28.
"The Professional Expert" - a registered construction engineer with at least ten years of experience, who shall be appointed by the parties by agreement, and in the absence of an agreement within seven days from the date of demand of one party to appoint same, such person shall be appointed by the Chairman of the Chamber of Engineers, by request submitted by one of the parties.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

1.29.	"The Construction Consultants" - The consultants of the Landlord for planning and construction of the Building and the Premises in accordance with the Technical Specifications.

1.30.	"The Parties" - the Tenant and the Landlord.

1.31.	"The Agreement" - this agreement upon all of its appendices.

1.32.	Appendices - the following appendices are attached to this agreement as an inseparable part thereof:

Appendix A	-	Blueprints of the Property and blueprints of the Lot and the Structure
Appendix B	-	Technical Specifications
Appendix B1	-	General construction works in the Premises
Appendix B2	-	Architectural and signage instructions
Appendix C	-	Cancelled
Appendix D	-	Premises blueprints
Appendix E	-	Cancelled
Appendix F	-	Structure maintenance procedures (will be provided ahead of delivery)
Appendix G	-	Building management agreement
Appendix G1	-	Supplement to management agreement
Appendix H	-	Safety appendix
Appendix I	-	Insurance appendix
Appendix J	-	Text of bank guarantee
Appendix K	-	Text of promissory note
Appendix L1	-	Council decision of 23.4.2018 on permit application number 20180394, for underground parking space on two levels.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

Appendix L2	-	Council decision of 23.4.2018 on permit application number 20180395, for construction of seven floors of offices above ground.
Appendix L3	-	Building permit number 20181235 of 17.9.2018.
Appendix L4	-	Council decision 30.8.2018, updating the Building plan.
Appendix M	-	Assignment of rights to alternative tenant appendix
Appendix N	-	Chief contractor services as stated in clause 9.5.22

Whereas:
The Landlord declares that it is the owner of the rights in the Property and it wishes to establish the Structure and to rent the Premises to the Tenant in accordance with the provisions of this Agreement.

And whereas:
The Tenant declares that its desire is that the Landlord rents the Premises to it, for its use for the Purpose of the Tenancy, throughout the entire Tenancy Period, in accordance with the terms of this Agreement.

And whereas:	The Parties wish to regulate the matter of the construction of the Premises and the tenancy relations between them in this Agreement.

Accordingly, it is agreed, declared, and stipulated between the Parties as follows:

2.	Preamble, appendices, headings, and suspending condition

2.1.	The preamble and appendices to this Agreement constitute an inseparable part thereof and shall be interpreted together with it.

2.2.
The headings of the clauses in this Agreement are for convenience only.  They have no part in the provisions of this Agreement and may not be given any validity in the interpretation of this Agreement or any part thereof.

2.3.
The validity of this Agreement is subject to and contingent upon the condition that the Landlord shall receive a full Building Permit to construct the Building as defined above, by 1.9.2019 and notify the Tenant thereupon in writing, by a notice which shall include a copy of the Building Permit (in this subclause and respectively: "the Building Permit", "the Determining Date" and "the Landlord's Notice").  If the Landlord has not notified the Tenant in writing upon receipt of the Building Permit by the Determining Date, the Tenant shall be entitled to notify the Landlord not later than 1.10.2019, at the absolute and exclusive discretion of the Tenant, upon the cancellation of this Agreement (hereinafter: "the Suspending Condition").

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

If the Suspending Condition has not been fulfilled by the Determining Date, and the Tenant has notified the Landlord upon cancellation of this Agreement as stated, under the circumstances set forth in this subclause, this contract shall be null and void, and the Parties hereby waive, fully finally and irrevocably, any contention of any type or kind whatsoever each against the counterparty.  If the Tenant has not notified the Landlord of cancellation of this Agreement by 1.10.2019, this Agreement shall be fully valid and its provisions shall bind the Parties for all intent and purposes.

3.	Legal competency

The Landlord declares and confirms hereby that -

3.1.
It is authorized pursuant to its documents of incorporation to engage in this Agreement and to perform it, and that the Parties authorized and entitled to sign upon this Agreement are Messrs. Sharon Tousya-Cohen and Noa Landner, and their signature together with the stamp of the Landlord or its printed name obligates it for all intent and purposes.

3.2.
That the management of the Landlord has approved, lawfully and in accordance with its articles of incorporation, the engagement in this agreement and fulfillment of its undertakings thereunder and/or as arising therefrom.

3.3.
That it is entitled to engage in this Agreement in accordance with applicable law and that the engagement in this Agreement and fulfillment of its undertakings thereunder do not constitute a breach of an undertaking toward any third-party.  Without prejudicing the generality of that stated, to the best of its knowledge, there are no pending legal and/or quasi-legal proceedings, which have commenced and/or are pending and/or to the best of its knowledge may arise, in connection with the Premises and/or in connection with the process of establishment of the Project and the Building, and there is no decision which may harm the validity and the execution of the engagement in this Agreement or the ability of the Landlord to carry out the entirety of its undertakings pursuant to this Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

The Tenant declares and confirms hereby that -

3.4.
It is authorized in accordance with its articles of incorporation and documents to engage in this agreement and to perform it and that the Parties authorized and entitled to sign upon this Agreement are Messrs. Ira Palti and Doron Arazi, and their signature together with the stamp of the Tenant, bind it for all intent and purposes.

3.5.
That the management of the Tenant approved lawfully and in accordance with its articles of incorporation, the engagement in the Agreement, and the fulfillment of its undertakings thereunder and/or arising therefrom.

3.6.
That it is entitled to engage in this agreement in accordance with applicable law and that its engagement in this agreement and fulfillment of its undertakings thereunder do not constitute breach of an undertaking toward any third-party.

4.	Declarations of the Landlord

The Landlord declares and confirms as follows:

4.1.
That it has signed upon it a Development Agreement with the ILA in connection with the Lot that it is the holder of the exclusive rights for development and construction upon the Lot. That the Development Agreement was extended and is valid until 1.3.2019, and that it is unaware of any contention of breach of the Development Agreement and that it is valid and binding upon the parties thereto, and no amendment or supplement was made to it, save for the supplement to the Development Agreement of 1.8.2016, and that as of the date of the signature upon this Agreement, the status of performance of the construction works of the Building is excavation and foundation of the Building in which the Premises is located.  The Landlord will act to extend the validity of the period of the development set forth in the Development Agreement, at its expense and exclusive responsibility or in the alternative, to sign upon a lease agreement with ILA.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

4.2.
That its rights in the Lot and in the Structure are free of any debt, pledge, mortgage, lien, claim, judicial order, administrative order, and any third-party rights.  Without prejudicing the generality of that stated, the Landlord declares hereby that it has not sold, transferred, rented, allotted or granted rights whatsoever and has not undertaken to grant any rights whatsoever, of any type or kind in the Premises, to any third-party, and it undertakes not to engage in transactions which contravene this Agreement.

4.3.
That it has the ability, the know-how, the skills, the experience, the manpower, and the financial fortitude, including the required financing, for performance of all of its undertakings per this Agreement.

4.4.
That it shall carry out the construction works of the Structure in accordance with applicable law and pursuant to all licenses and/or permits and/or standards and/or required and appropriate Building Permits, from the relevant authorities.

4.5.	That to the best of its knowledge, use of the Premises in accordance with the Purpose of the Tenancy determined in this Agreement, aligns with the zoning for the Premises.

4.6.
The Landlord undertakes to maintain the public areas in the Building, itself and/or by means of the management company on its behalf, throughout the Tenancy Period, and the additional Tenancy Period, if exercised, in accordance with the management agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

4.7.
On the date of the Authorization of access to the Premises, the Landlord will deliver Authorization to access the Premises to the Tenant, when the Premises is in the condition as specified in clause 9.4 below.  The Landlord undertakes that not later than the Date of Delivery of Possession, a central emergency generator will be installed in the Structure, to back up the electrical current in the premises at a voltage which shall not be less than KVA50.   It is clarified that the Landlord shall have no responsibility of any type or kind whatsoever in connection with the provision of electricity by the generator to the areas of the Premises and the Tenant hereby waives any contention toward the Landlord in connection therewith.

4.8.
The Landlord undertakes that to such extent as the Tenant will utilize the entirety of the parking spaces available to it pursuant to the provisions of this Agreement, the Tenant shall be entitled, daily, to use additional parking spaces, beyond the 220 parking spaces available to it under this Agreement, on the basis of available parking spaces only, according to the price list prevailing in the parking lot at such time (hereinafter: "Occasional Parking").  Payment in respect of the Occasional Parking by guests of the Tenant will be made quarterly and in accordance with the actual use made by the Tenant.  For removal of doubt, it is clarified that the Tenant shall not be obligated in any such payment unless it shall simultaneously use and/or shall be used on its behalf, more than 220 parking spaces.  The systems installed in the parking space will be tailored and will enable recording in accordance with this arrangement.

4.9.
The Landlord undertakes that no limitation whatsoever shall apply to the Tenant in replacing the vehicles which are permitted to enter into the parking structure for purposes of utilizing the 220 parking spaces available to the Tenant at any given time in accordance with the provisions of this agreement, and that the obligation of the Tenant in payment for Occasional Parking will be made only if the entirety parking spaces of the Tenant are occupied when an additional vehicle on behalf of the Tenant has requested entry into the parking lot.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

4.10.
The Landlord will inform the Tenant upon material information of which it is aware in connection with the Property, the surroundings, the Project, the Building and/or the Premises, and which impact the engagement in this Agreement.

4.11.	The Landlord is aware that the Tenant engages with it in this Agreement subsequent to and in reliance upon each one of its declarations and undertakings pursuant to this Agreement and its appendices.

4.12.	Breach of one or more of the undertakings of the Landlord pursuant to this clause 4 will constitute breach of this Agreement.

4.13.
The Landlord shall have no objection that the Tenant shall operate its business and maintain its business open, including having access to the premises and the parking lot, 24 hours a day 7 days a week, subject to the law.  It is clarified, for removal of doubt, that the services provided in connection with the Premises pursuant to the management agreement will be provided only in the hours determined in the management agreement and any additional service and/or hours beyond that determined in the management agreement will obligate additional payment and be subject to approval of the Landlord.  It is clarified that consumption of air conditioning in the Premises, lighting, and access to the parking space, are services which operate 24 hours a day 7 days a week without requiring any additional payment by the Tenant beyond that determined in this Agreement.

4.14.
The Landlord will act to amend the Building Permit application to enable increasing the height of the Building by additional floors, such that the Building will be eight floors above the basement.  The decision attached hereto as Appendix L4 of this Agreement, is the decision in principle to approve the amended construction plan under which the Building will include eight floors above the basement level.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

5.	Declarations of the Tenant

The Tenant declares, confirms, and undertakes as follows:

5.1.
That it has the ability and the financial fortitude to perform all of its undertakings per this Agreement including those required to finance and perform the Tenant Works through completion pursuant to the terms of this Agreement and applicable law.

5.2.
That its representatives were afforded an opportunity to visit the Property and the Lot, to examine the legal condition of the Lot and the rights of the Landlord therein, as well as its planning status, that they have read and examined all of the appendices to this agreement and the UBP, and found all of them suitable to it and that it waives any contention of fault and/or defect and/or choice and/or other contention in connection with all of these, save for a defect and/or fault and/or non-conformity which are hidden, or a fault which was known to the Landlord prior to the signature upon this contract in connection with the Property, their surroundings, the Project, the Structure and the Premises, and which was not known to the Tenant and was not brought to its attention by the Landlord prior to the signature upon this agreement, and which impact the use of the Premises in accordance with the Purpose of the Tenancy. That stated does not detract from the declarations of the Landlord and/or the obligation of the Tenant to carry out all of the inquiries required of it in connection with the Premises and the Project.

6.	Performance of the Works, the manner of construction, and the Permit

6.1.
There shall be attached to this Agreement, the blueprints of the Premises (Appendix D), and the Technical Specifications (Appendix B). The Works will be carried out in accordance with these, subject to the provisions of the Building Permits for the establishment of the Premises and the provisions of applicable law. For removal of doubt it is clarified that the plans are not final plans and changed may occur therein, and provided that such changes shall not materially alter the nature of the Building, its scope, characteristics of use thereof or material changes in the area of the Premises, its location, the division between the floors of the structure, its accessibility, common installations (which harm the reasonable use of the Tenant in the Premises), and no monetary and/or other additional obligations shall be imposed subsequent thereto upon the Tenant, and the rights of the Tenant in the Premises in accordance with the provisions of this Agreement shall not be prejudiced.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

6.2.
The Landlord has engaged and/or shall engage in an agreement with licensed contractors for the performance of the Works to establish the Building and the Premises therein. In accordance with the provisions of this agreement, and for purposes of planning and construction of the Project, the Landlord shall employ contractors and planners, each licensed in their field, who shall ensure planning and establishment of the Project and the Building.

6.3.
The chief contractor and/or other professionals who shall carry out the Works on behalf of the Landlord shall be registered contractors in accordance with the Contract Works Registration Law for the Works carried out, as necessary, at the license classification which is necessary for the work carried out by such contractor, where the work carried out by them is pursuant to Israeli regulatory standards, if existing and required at law.

6.4.	The Landlord will carry out the Works with professional expertise, quality, and at a quality of construction in accordance with the specifications in this Agreement upon all of its appendices.

6.5.
The Tenant shall be entitled to accompany the performance of the Works, employing a representative on its behalf to visit the Lot and receive explanations from representatives of the Landlord. It is clarified hereby that the entitlement to accompany the performance of the Works does not grant a right to cease or stop the Works, in any manner or form, however, the Representative of the Tenant will be entitled to deliver his remarks to the Landlord in reference and/or related to the quality of the Works, the date of their performance, their conformity to the Technical Specifications and/or the Building Permit and so forth. Any remark and/or demand of the Representative of the Tenant, including methods for its resolution, will be discussed between the Representative of the Tenant and between the Representative of the Landlord.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

6.6.
In performance of the Works, the Landlord shall make use of materials of a type and a quantity which shall be determined in the Technical Specifications and the plans. In the absence of a determination of type and/or quantity of an item and/or certain material, the Landlord shall make use of materials in compliance with Israeli regulatory standards only, and in the absence of a standard - good quality materials, and in any event grade A materials only, and of inventory existing in Israel.

6.7.
Immediately upon completion of the Works and prior to the Date of Delivery of Possession in the Premises to the Tenant for performance of the Tenant Works, the Landlord will remove and vacate at its expense from the area of the Premises, all of the installations, materials, surplus, equipment, tools, devices, machines, trash, waste, temporary structures of any type whatsoever related to their performance thereof, as distinct from those related to the performance of the Tenant Works which shall be removed and vacated by the Tenant at its expense.

6.8.	Cancelled.

6.9.
The Landlord undertakes to act at its expense to obtain from the relevant authorities and/or any person and/or corporation and/or authority, whose consent and/or approval shall be required, all of the license, permits, and approvals required to construct the Premises pursuant to this Agreement (hereinafter: "the Licenses"). It is agreed that upon any discrepancy between the planning provisions, including the specifications, and between the provisions of the Building Permit, the provisions of the Building Permit shall prevail, and the Premises will be constructed in accordance with the Building Permit.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

7.	Cancelled

8.	Planning of the Tenant Works

8.1.	The Tenant will plan and will execute, itself and at its expense, all of the Finishing Works, all in accordance with the provisions of this agreement.

8.2.
The Tenant will prepare by itself and at its expense, all of the plans required for performance of the Finishing Works in the Premises (hereinafter: "Finishing Works Performance Plans"). It is agreed that the Finishing Works will not include works that require Building Permits and/or works involving demolition of parts of the Structure and/or whose performance may harm and/or prejudice and/or detract from the provisions of applicable law and/or safety regulations. The Tenant will prepare the plans in coordination with the building consultants per the list which the Tenant is responsible to receive from the Landlord. Additionally, it is agreed hereby that the Tenant shall be entitled to include as part of the Works, the placing of ten split air conditioners. Responsibility for the split air conditioners, upon all of the implications thereof, shall apply to the Tenant alone, including in connection with their routine operation, their installation on the roof of the Building, and any damage caused to the roof of the Building and/or the Building (such as sealant and so forth) subsequent to the installation and/or operation and/or dismantling thereof. The Finishing Works will be carried out in accordance with plans approved by the Landlord.

8.3.
The Tenant will produce to the Landlord an architectural plan including staging of the Premises, at a 1:50 ratio, which includes planning for the division of ceilings (hereinafter: "Division Plans"). The plans will be approved and signed by the safety consultant. The Landlord will deliver the Division Plans for the reference of the relevant consultants and/or shall provide its remarks to the plans within 14 business days from the date of receiving the plans. In the event that the Landlord shall make remarks, the Tenant shall provide revised plans within 14 business days which accept the remarks.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

The Division Plans as approved by the Landlord shall hereinafter be called: "the Approved Division Plans".

8.4.
After approval of the Division Plans by the Landlord, the Tenant shall prepare and deliver performance plans for review of the Landlord, with respect to the Finishing Works to be carried out at the Premises, including safety, electric, air conditioning, plumbing, and other such plans (hereinafter: "the Work Plans"), by 1/2/2020.

8.5.	In addition to that stated above, the Tenant shall deliver any additional figures and/or information to the Landlord as shall be reasonably be required by the Landlord.

8.6.
It is clarified that the objection of the Landlord to the plans delivered by the Tenant may arise solely and exclusively for reasons related to the suitability of these plans to the central systems of the Structure and/or non-conformity with legal requirements and/or the engineering and/or architecture of the Structure and/or material reasons of such type which shall be delivered to the Tenant in writing.

8.7.
It is clarified hereby expressly that remarks by the Landlord and/or approval of the plans shall not impose any obligation and/or responsibility whatsoever upon it, in connection with the planning and performance of the Finishing Works, and that the entirety of the responsibility for planning and performance of the Finishing Works, including their compatibility with the systems of the Structure and/or the provisions of the law and/or any other aspect, is imposed upon the Tenant exclusively.

8.8.
For removal of doubt it is clarified that in any event where it will be necessary to connect the systems of the Premises to the central systems of the Building or the Project, the Tenant will coordinate such connection in advance and in writing with the Landlord, and with the consultants and/or contractors of the relevant systems who executed the main systems for the Landlord, all of this in order to avoid cancellation of the warranty over the main systems and/or preventing disruption and damage. The Tenant will maintain direct contact with the aforementioned consultants and contractors and will bear all of the costs involved therewith. As a rule, costs for consultants of the Landlord will apply to the Landlord. To such extent as the planning of the Tenant will obligate additional payment to the consultants of the Landlord, the Parties will discuss the manner of division of the payment between them and provided that the Landlord will notify the Tenant in advance of the anticipated additional costs of the consultants.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

8.9.
The Tenant shall be liable for any action requiring connection to the central systems of the Building which shall be carried out by it and/or on its behalf, without coordination with the relevant contractors and/or consultants.

8.10.	In instances where this agreement does not determine a period of time for response by any of the Parties, a response shall be provided within seven days.

9.	Performance of the Tenant Works

9.1.
The Tenant will carry out, itself and at its expense, all of the Finishing Works until their completion, in accordance with the instructions of the professional consultants. The Tenant undertakes to provide to the Landlord all of the approvals required of it as the party carrying out the Finishing Works, in order to comply with the requirements for a Form 4 for the Building, as specified in clause 11.18 below.

9.2.
It is agreed hereby that at the request of the Tenant, the Landlord will participate in the cost of performance of the Tenant Works in the Premises, with partial financing of the Tenant Works in an amount of up to NIS 3,000 per m2 (hereinafter: "the Allowance") with the addition of VAT at Law. The Tenant will be entitled to notify upon the precise amount of the Allowance which it intends to utilize, if at all, up to three months prior to the date of Authorization.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

Payment of the Allowance will be made to the Tenant only, with the progress of the Tenant Works and against written confirmation (tax invoices) provided by the Tenant to the Landlord upon expenditures actually made for the Tenant Works in the Premises, in the amount requested for payment (and provided that in any event, the Landlord shall not bear more of the total amount of the Allowance as stated), and as against transfer of a tax invoice from the Tenant to the Landlord, and not more than once per month. It is clarified that the Allowance will be delivered 30 days from the presentation of the invoice, and only in respect of costs born by the Tenant in the Works in the Premises, and in any event, payment for furniture and/or equipment will not be included in the Allowance. It is further clarified that the granting of the partial financing as stated shall not constitute a contract for the benefit of any third-party toward any of the planners and/or performers of the modification works on behalf of the Tenant and/or toward any other entity taking part in performance of the modification works, and that this does not impose any obligation and/or any responsibility of any type or kind whatsoever upon the Landlord in connection in connection with the modification works of the Premises by the Tenant.

In consideration for receiving the Allowance, the Tenant shall pay additional rental fees as stated in clause 14.2 below.

9.3.
The Tenant will engage with contractors for performance of the Finishing Works, who shall be registered contractors with appropriate licenses for performance of the Works as needed. The Tenant will select contractors for performance of the Tenant Works, itself and at its exclusive discretion.

9.4.
The Tenant will be entitled to commence performance of the Finishing Works on 16.4.2020 (hereinafter: "the Date of Authorization"). In the event of delay in the Date of Authorization, the Landlord undertakes to notify the Tenant upon the delay immediately upon learning of such delay, with details concerning the new Date of Authorization, and all without detracting from the provisions of clause 11.3 below concerning a delay in Delivery of Possession, when in the event of a delay in the Date of Authorization, the provisions of clause 11.3 shall apply in accordance with that stated in this paragraph below. The Tenant will carry out the Finishing Works as an authorized user only, and this until commencement of the Tenancy Period as determined in clause 1.24 above and in this Agreement (hereinafter: "the Authorization Period").

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

For removal of doubt, it is clarified hereby that the Authorization Period shall not be less than eight months (unless the Tenant has completed the Tenant Works in a shorter timeframe). In any event where the Date of Authorization determined in this Agreement will be delayed for circumstances due to the Landlord, and subsequent thereto the Tenant has not succeeded in completing the Tenant Works prior to the Date of Delivery of Possession set forth in this Agreement, the commencement of the Tenancy Period as determined in the provisions of this Agreement shall be postponed by an identical period of time, and the date of production of certificates for the issue of a Form 4 in accordance with the provisions of clause 11.18 below shall be postponed as well.

In the event of delay in the Date of the Authorization which causes a delay in the Date of Delivery of Possession, the Tenant shall be entitled to the compensation set forth in clause 11.3 below.

It is clarified for the sake of removal of doubt that on the Date of the Authorization, the Premises will be in the form of a shell, with the addition of the majority of the screening walls (aluminum) [to such extent as by 1.5.2020 the screening walls shall not be fully enclosed, in the places without screening walls, the Landlord shall be responsible for a temporary solution until the installation of screening walls], markings of the location for the ends of the systems, and when all of the floors in the Premises shall be connected temporarily to electricity and water for purposes of performance of the Works. Furthermore, on the Date of the Authorization, there shall be reasonable and safe access to the Building for performance of the Works in light of the fact that the work of construction of the Building continues to be carried out in parallel. In the framework of performance of the Tenant Works, the Tenant will make use of temporary electrical and water connections and the elevator (external only) located at the Building and which is provided for use of the Tenant, in a reasonable manner, for performance of the modification works of the Tenant in accordance with the provisions of this Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

At any given moment after the Date of Authorization, there shall be an external or internal elevator for performance of the Works. Additionally, so long as a crane is present at the Building for performance of the Landlord Works, the Tenant shall be entitled to make use thereof without cost in the framework of the Tenant Works. It is agreed that to such extent as the Premises shall not be in the condition as stated above on the Date of the Authorization, the Landlord shall act urgently to complete the repairs and/or defects in order to bring the Premises to the condition set forth in this subclause above and the Date of the Authorization shall be postponed until completion of that stated above, and the commencement of the Tenancy Period shall be postponed respectively, to such extent as the Tenant has not succeeded in completion of the Tenant Works prior to the Date of Delivery of Possession set forth in the Agreement, as a result thereof.

9.5.
Subject to fulfillment of all of the conditions set forth below, cumulatively, the Tenant shall be entitled to enter into the Premises, as an authorized party only, itself or contractors/subcontractors/consultants on its behalf, in order to perform the Tenant Works. The following are the conditions:

9.5.1.	Cancelled.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

9.5.2.	The Tenant will coordinate the dates of performance of the Finishing Works with the Landlord in advance.

9.5.3.
It is clarified that the Landlord Works, including the development of the Lot, will be carried out by the Landlord in parallel to the Tenant Works. Accordingly, the Tenant Works will be carried out in a manner which shall not delay performance of the Landlord Works, or receipt of the certificates required from the various authorities, including Form 4 in particular, and shall be carried out in coordination with contractors at the worksite.

9.5.4.
The Tenant undertakes to carry out all of its work and all of the preliminary organization for entry into the Premises in a reasonable manner which shall not unreasonably disrupt the remainder of the tenants in the Building and/or the Project. Work involving unreasonable disruption in the circumstances of the matter will be carried out in coordination with the Landlord. The Landlord will include provisions in this matter in the additional rental agreements in the Building.

9.5.5.	The Tenant has fulfilled all of the provisions in this agreement until such date.

9.5.6.	The Tenant shall ensure that all of the employees on its behalf will comply with safety requirements at the Project as shall be presented to it in advance and/or in accordance with applicable law.

9.5.7.	The Tenant will bear all of the costs of performance of the Finishing Works and the costs of the changes and repairs required in the Landlord Works subsequent thereto, if required.

9.5.8.
The Tenant, itself or by contractors/subcontractors on its behalf, shall carry out its work with professional expertise, at a quality and appropriate level of construction in accordance with the Work Plans for the Finishing Works, all as specified in this Agreement and its appendices.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

9.5.9.
In performance of the Finishing Works, itself or by contractors/subcontractors on its behalf, the Tenant shall make use of materials of the type and the quantities as determined in the Work Plans for the Finishing Works. In the absence of determination of the type and/or quantity of an item and/or material, only materials meeting Israeli regulatory standards shall be used, and in the absence of such standard, material of a high quality, and in any event a grade A’ materials only.

9.5.10.
Finishing Works shall be managed by a supervisor/project manager on behalf of the Tenant and by skilled professionals for the various works. It is agreed that the Project manager is the responsible party on behalf of the Tenant for performance of the Works at the place of their performance. It is emphasized that this condition is a material condition to the consent of the Landlord that the Tenant carry out works in the Premises.

9.5.11.
The Tenant and/or parties on its behalf will comply with all provisions of the law concerning performance of the Finishing Works and/or the instructions of the Landlord, and all of the work safety directives, including the appointment of a foreman until completion of the Works, as required at law. The Landlord shall be responsible to appoint a safety supervisor in the Project and the foreman of the Tenant will be bound by his instructions.

9.5.12.
The Tenant shall be responsible to vacate all waste and/or trash involved in performance of the Tenant Works to a central location determined by the Landlord adjacent to the Building. The Tenant whether itself or by contractors/subcontractors on its behalf, will store equipment and/or material belonging to it and/or contractors/subcontractors on its behalf, solely and exclusively in the Premises and/or in the designated organization area allotted for such purpose by the Landlord, without payment on behalf of the Tenant, and which is not within the bounds of the Premises, and all in accordance with the circumstances at the worksite.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

9.5.13.
Without detracting from that stated above, the Tenant, whether itself or by contractors/subcontractors on its behalf, shall not carry out changes or supplements in the framework of its works, which harm the exterior walls, foundations, or loadbearing parts of the Building and/or which require a building permit and/or change of the building permit. Furthermore, no connection shall be made to the central systems of the Building without the approval from the relevant consultants, which shall be delivered to the Landlord.

9.5.14.
All of the professionals who shall carry out the Finishing Works shall be registered contractors under the Registration of Contract Works Law, with a license classification suitable for the Works that are carried out by such contractor, as relevant, where the work is carried out pursuant to the Israeli regulatory standards, if existing and as required at law.

9.5.15.
The Finishing Works will be carried out in coordination with the consultants of the Building. The Tenant will be responsible for obtaining all of the approvals and permits required, if required, in connection with performance of the Tenant Works however, as shall be required, the Landlord shall sign upon documents required to obtain the approvals required, as the owner of the rights in the Lot, without this imposing upon any liability and/or responsibility and/or undertaking and/or expense which was not imposed upon it pursuant to this Agreement. It is clarified that the Landlord shall not be responsible in any manner for the Finishing Works, their quality and/or damage which shall be caused in respect thereof, save if the damage was caused due to an act and/or negligent omission and/or intentionally by the Landlord and/or parties on its behalf and/or due to breach of the obligations of the Landlord and/or any party on its behalf and subject to that stated in clause 25 below.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

9.5.16.
It is agreed between the parties that in any event where the Tenant shall breach any of the conditions set forth above, the Landlord shall be entitled to halt performance of the Tenant Works and to remove the Tenant from the Premises, and provided that notice in writing has been issued to it, including details of whatever requires remedying, and the Tenant does not remedy the matter within 21 days, and this, other than in cases where the risk to personal and/or property damage is immediate, in which case notice shall be issued for immediate performance.

9.5.17.
The Tenant undertakes to produce to the Landlord As-Made plans of the Finishing Works which it has carried out in the Premises, within 60 days from completion of the work. The Tenant will further deliver to the Landlord, performance plans of all of the systems which it has executed in the Premises, in two copies, and in digital media.

9.5.18.
During performance of the Tenant Works, the Tenant will be required to ensure the periodic cleaning of the areas which the Tenant shall use for performance of the Works. It is clarified hereby that the Landlord will allot the Tenant an organization area in which it shall be able to place containers. The Tenant will ensure to safeguard these areas and will adopt all of the actions including installation of protection everywhere necessary (that stated in this clause does not obligate the Tenant to place guard services). It is emphasized that nonperformance of protection and/or periodic cleaning of such areas, by the Tenant, will entitle the Landlord to carry out this activity and obligate the Tenant in the costs with the addition of 15% subject to advance notice in writing and determination of a remedy period for the breach which shall not be less than three business days unless the circumstances obligate immediate action to prevent safety risks.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

9.5.19.
The Landlord shall be authorized to supervise performance of the Finishing Works by means of representative on its behalf. It is clarified hereby that the authority to accompany performance of the Finishing Works and the approval of the Finishing Works plans, per se, by the Landlord, does not impose upon it and/or its representative, any responsibility whatsoever in connection with Performance of the Finishing Works.

9.5.20.	Cancelled.

9.5.21.
Prior to entry of the Tenant into the Premises for performance of the Tenant Works, the Parties will prepare a written record to document the state of the Premises prior to any entry of the Tenant and/or parties on its behalf into the Premises. To such extent as the Premises shall not be in its condition as specified in clause 9.4 above, the provisions of clause 9.4 above shall apply.

9.5.22.
For purposes of performance of the Tenant Works to be carried out prior to delivery of possession in the Premises, the Tenant will receive from the chief contractor carrying out the Works on behalf of the Landlord, chief contracting services as specified in Appendix N of the agreement, in consideration for payment of NIS 300,000 with the addition of VAT, which the Tenant shall pay to the Landlord in two equal payment so NIS 150,000 with the addition of VAT, on 1.7.2020 and on 1.12.2020. It is clarified that payment of electricity and water during performance of the Tenant Works shall be in accordance with actual consumption and are not included in the aforementioned payment in this subclause, and shall be born by the Tenant.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

9.6.
Notwithstanding that stated above, the Tenant shall be entitled, also after commencement of performance of the Tenant Works, to carry out changes to the Finishing Works which were approved, subject to the consent of the Landlord in advance and in writing. The Landlord will approve the request of the Tenant within ten business days from receiving such a request, and shall be entitled to refuse the changes requested only in the event that the changes requested would delay receipt of Form 4, and/or require a change to the Building Permit. To such extent as the Landlord will approve performance of the changes and these changes will cause a delay in the Date of Delivery of Possession, this is not to postpone commencement of the Tenancy Period and the obligations of the Tenant pursuant to this Agreement.

9.7.
It is agreed hereby that the Tenant shall be entitled to include, as part of the Tenant Works, installation of up to ten split air conditioners in the Premises, which it shall be entitled to remove upon vacating the Premises, when the manner of removal will be carried out in accordance with the provisions of this Agreement. Responsibility for payment in respect of the installation of the split air conditioners, their repair, maintenance, and use and consumption thereof, shall apply to the Tenant alone, and these split air conditioners shall be deemed the exclusive property of the Tenant. Additionally, the Tenant shall be responsible for any damage caused to the roof of the Building and/or the Building (such as seal and so forth) subject to the installation and/or operation and/or dismantling of the air conditioners.

10.	Development and Construction of the Project in Entirety

10.1.
It is agreed between the parties that subject to the provisions of applicable law, including the provisions of the Planning and Building Law and the UBP, the Landlord shall be entitled to utilize the Property and the remainder of the part of the Project, including utilization of existing and/or future building rights in the Lot and/or their transfer to another lot, which are not utilized in the construction of the Structure and/or the Premises, in the remainder of the parts of the Project which are not the Premises, as it sees fit and at its exclusive discretion and provided that this shall not harm the rights of the Tenant under this agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

10.2.
The Tenant declares that it has been informed that the remainder of the structures which the Landlord shall construct in the Project, including upon the lots adjacent to the Premises, shall be constructed in stages during and/or after completion of the construction of the Premises, and this at a pace at the discretion of the Landlord, and that modification works shall be carried out in other Premises in the Building after its entry into the Premises. The Tenant shall not object or raise any contention and/or claim of any type or kind whatsoever in connection therewith toward the Landlord and provided that the rights of the Tenant under this Agreement shall not be prejudiced, and it shall not be prevented reasonable access to the Premises, the parking spaces of the Tenant and the parking lot, the food court, the elevators and/or it shall not be caused unreasonable disruption to its use in the Premises, including access of the employees to the Premises, and unreasonable noise and dirt levels, and that there shall not be a stoppage of the air conditioning system. Notwithstanding that stated above, it is clarified that the Tenant is aware that modification works of other Premises which include Finishing Works will be carried out also after its entry into the Premises, at hours and times at the discretion of the Landlord and subject to the Landlord undertaking to direct any relevant party that massive drilling works, floor drilling, ceiling drilling, wall chasing in the Building (hereinafter: "Noisy Work") will be carried out from 17:00 in the evening and until 9:00 in the morning. The Landlord undertakes to verify that the management company and/or the Landlord and/or any third-party authorized to do so, will ensure enforcement of the provisions of this clause. The aforementioned limitation of hours for performance of Noisy Works shall apply from the date of occupancy of the Premises to the areas in the fourth and fifth floor of the Building, and upon one year from the date of occupancy of the Building, to the remainder of the areas in the Building.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

10.3.
The Tenant declares that it was informed that the Premises is part of a large and expansive project which includes, inter alia, commercial areas, office buildings and residential areas, and that the Project will be developed and constructed in stages. The Landlord shall be entitled to develop the remainder of the parts of the Project, including the Lot, at a pace which it shall deem appropriate, without the Tenant objecting or raising any contention and/or claim of any type or kind whatsoever in connection therewith toward the Landlord, and provided that the rights of the Tenant under this Agreement shall not be prejudiced, and it shall not be precluded reasonable and safe access to the Premises and/or the parking spaces and/or shall not be caused unreasonable disruption to the use in the Premises in accordance with the Purpose of the Tenancy set forth in this agreement, shall be enabled reasonable, convenient and safe access for its employees to the Premises, and there shall not be unreasonable levels of noise and dirt, subject to that stated in clause 10.2 above.

10.4.
The Tenant declares and undertakes that it is aware that in the Project and in the Building, there may operate, inter alia, at the exclusive discretion of the Landlord, coffee shops, restaurants, food bars, food stands, and shops of all types, and it declares and undertakes that subject to no disruption and/or nuisance whatsoever being caused to the Tenant which prevent reasonable use in the Premises pursuant to the Purpose of the Tenancy as result of that stated in this subclause, it shall have no contention and/or demand and/or claim in connection therewith, including in connection with the hours of operation thereof, the entry and exit arrangements therefrom, noise, density, smell or other nuisances whatsoever due to their operation.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

10.5.
The Tenant further declares that the Landlord has not undertaken to it that it shall develop and construct the entirety of the Project and has not committed to a date in which the full development of the Project is to be completed, and all subject to that stated in clause 10.6 below. Until the date of commencement of the Tenancy Period, the following conditions shall prevail: 1) Access to the structure will be  an access route paved in asphalt or similar materials, such that the path shall be appropriate and comfortable for walking, lit and safe, a pedestrian route leading from the complex to the train will be paved in asphalt or in a similar material so that the path will be appropriate and comfortable for walking prior to the date of occupancy. 2) Until the date of the operation of three restaurants in the Project, in addition to the area of the Premises, the Landlord shall rent to the Tenant, for its exclusive use, a hall in the area of the Structure, in an area of 150 m2 in the Building in which the Premises is located, not in the basement level as marked in the blueprints attached hereto as Appendix A of this Agreement, at a level of finishing (lighting, flooring and air conditioning) with convenient and safe access, which shall serve as a dining room and/or cafeteria, connected to electricity, water, air conditioning and lighting ("the Restaurant Hall"), and without payment of rentals fees on behalf of the Tenant, and as against payment of management fees alone as specified in clause 22.2 below. The Restaurant Hall will be available to the Tenant at all hours of operation of the Tenant in the Premises. It is clarified that all of the furniture will be provided by the Tenant and that all of the ongoing costs for the Restaurant Hall, including municipal taxes, electricity, water, and so forth, shall be paid by the Tenant throughout the entire period in which it makes the use thereof.

10.6.
It is agreed hereby that the provisions of 10.2-10.5 above will apply, subject to that stated below: a) There shall be no change to the Premises itself (including the floor lobby and/or the floor safe-room and/or the floor bathrooms). b) That stated shall not postpone the Date of Authorization and the Date of Delivery of Possession. c) The right of the Tenant to rent the parking spaces and make use thereof as determined in this Agreement shall not be prejudiced. d) No monetary obligations whatsoever shall be added to the Tenant as a result thereof (including in the matter of payment of management fees). e) Cancelled. f) At any time throughout the Tenancy Period, the access routes to the Premises and the parking spaces shall be constructed, paved, and safe, in light of the fact that this is a Project under construction whose occupation has begun.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

10.7.
It is agreed between the Parties that the Landlord shall be entitled to submit applications to change the UBP at its exclusive discretion and provided that the change will not prejudice the rights of the Tenant in the Premises under this Agreement including the use in the Premises for the Purpose of the Tenancy, and shall not impose upon the Tenant monetary and/or other expenses of any type whatsoever which were not imposed upon it explicitly prior to submission of the application for change of the UBP. The Tenant undertakes not to object to the applications for change of the UBP submitted by the Landlord, all subject to that set forth above in this clause and in clause 10.6.

11.	Delivery of Possession in the Premises and completion of the Landlord Works

11.1.
Subject to production of the securities in accordance with the provisions of clause 24 below, and fulfillment of the provisions of this Agreement by the Parties, the Landlord undertakes to deliver the Premises to the Tenant, by 1.1.2021 (hereinafter and above: "the Date of Delivery of Possession in the Premises") after the Building was issued a Form 4 allowing occupancy of the Building (subject to that stated in clause 11.18 below) (hereinafter: "Form 4").

11.2.
It is clarified and agreed that delays in completion of the Works and/or delivery of possession in the Premises arising from Force Majeure and/or the agreement of the Parties in writing and/or the decision of a professional expert and/or arising from the Tenant and/or parties on its behalf [hereinafter in this clause: "Entitling Event"], shall not be counted in the days under this agreement, and in such instance, the Landlord shall be entitled to postpone the Date of Delivery of Possession in the Premises for the same number of days in which the delay prevailed, and the postponed dates will be deemed the new dates for completion of the Works and/or delivery of possession in the Premises to the Tenant. Nothing in that stated shall detract from the provisions of clause 14.8 below.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

In the event of delay in the Date of Delivery of Possession in the Premises to the Tenant, the Landlord undertakes to notify the Tenant of the delay immediately upon learning thereupon, including details of the new date for delivery of possession, and all without detracting from the provisions of clause 11.3 below.

11.3.
If possession in the Premises was not delivered on the date as stated in clause 11.1 above, with the addition of the period of time in which a delay, if any, occurred in the delivery of possession due to an Entitling Event, as stated in clause 11.2 above, the following provisions shall apply (all of the amounts, with the addition of VAT at law):

11.3.1.
In respect of every month of delay of the Date of Delivery of Possession in the Premises as defined above, the Landlord shall pay compensation to the Tenant in an amount of NIS 1,100,000 with the addition of VAT at law and Linkage Differences to the Index (one million one hundred thousand new shekels with the addition of VAT at law) starting from the first day of delay, pro rata for each day of delay (hereinafter: "Compensation of the Landlord in Respect of the Monthly Delay") for the index known on the date of performance of the payment and/or the set-off in practice in accordance with the provisions of this Agreement. The Compensation of the Landlord in Respect of the Monthly Delay will be paid to the Tenant by means of a set-off by the Tenant from the payment of the rental fees which it must pay to the Landlord pursuant to the provisions of this Agreement (when the set-off will be carried out on account of the rental fees of the first months of the Tenancy Period) and subject to that stated in subclause 11.3.2.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.3.2.
Delay in delivery of the possession beyond three months from the Date of Delivery of Possession in the Premises, will also grant the Tenant the rights to any remedy and/or relief available to it pursuant to the provisions of the law and/or the agreement, and to claim compensation at a higher rate, and this in addition to receipt of the Compensation of the Landlord in Respect of the Monthly Delay as this term is defined in subclause 11.3.1 above, in respect of every month of delay in delivery of possession of the Premises (the Compensation of the Landlord in Respect of the Monthly Delay, as this term is defined in subclause 11.3.1 above, will be provided to the Tenant by means of the set-off as stated in subclause 11.3.1 above or directly from the Landlord without a set-off from the rental fees, at the discretion of the Tenant). Delay in delivery of possession beyond nine months from the Date of Delivery of Possession in the Premises, will constitute fundamental breach of this Agreement and grant the Tenant, in addition to the rights to sue the Landlord as stated in this clause, also the right to cancel this Agreement.

11.3.3.
The Parties declare that the amount of the Compensation of the Landlord in Respect of the Monthly Delay, as defined above, was determined and agreed as liquidated damages, which were assessed by the parties after consideration in advance, as a reasonable amount of damage caused to the Tenant subsequent to the delay in delivery of possession of the Premises for the first three months of delay in delivery of the possession of the Premises, and the Tenant shall have no demand and/or claim and/or contention of any type or kind whatsoever toward the Landlord beyond the Compensation of the Landlord in Respect of the Monthly Delay.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.3.4.
For removal of doubt it is clarified that all of that stated above regarding the responsibility of the Landlord for delays in delivery of possession of the Premises shall not apply in instances where the delays in delivery of possession arise from an Entitling Event.

11.3.5.	Cancelled.

11.3.6.
For removal of doubt it is clarified that in the circumstances listed in clause 11.3 above, the lease period shall not commence from the original Date of Delivery of Possession in the Premises as defined in clause 11.1 above with respect to the payments applying to the Tenant under the provisions of this agreement, and the Tenant shall not commence payment of rental fees and management fees to the Landlord.

11.4.	Cancelled.

11.5.
It is clarified that delivery of possession in the Premises, means, that upon delivery of possession of the Premises, the Premises will be constructed (at an envelope level) in accordance with the Technical Specifications (Appendix B to the Agreement), with the addition of the Tenant Works carried out up to such date. It is further clarified, and without prejudicing the provisions of clause 10.2 above (save for the matter of the Noisy Works) that it is possible that some of the development works surrounding the structure will be carried out in parallel to performance of the Finishing Works of the Tenant, and possibly thereafter, and that the majority of the development works in the Lot (meaning in the buildings adjacent to the Structure, located in the Lot) will be carried out after performance of the Finishing Works of the Tenant.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

The Landlord declares and undertakes that on the Date of Delivery of Possession in the Premises, an access road to the Building will be ready and paved in accordance with the provisions of this Agreement, as well as connections to main roads and access for pedestrians and bicycles from the Rosh Ha'ayin train station currently operating, and sidewalks surrounding the Building shall be finished, a pedestrian path leading from the complex to the train will be paved in accordance with the provisions of this Agreement prior to the date of occupancy.

11.6.
It is agreed that the Landlord shall commence organizing the issue of Form 4 for the Premises, together with performance of the Tenant Works, such that Form 4 for the Premises will be issued after completion of all of the Tenant Works and the Landlord Works, and obtaining all of the required approvals from the Tenant in accordance with the law, as the party carrying out the Finishing Works, in order to receive the Form 4 for the Premises, subject to that stated in clause 11.18 below. Subject to that stated above, handling of the issue of the Form 4 will be at the responsibility and expense of the Landlord alone. It is agreed hereby that delay in receipt of Form 4 will cause similar delay in commencement of the Tenancy Period and the entirety of the provisions of clause 11.3 above, mutatis mutandis, shall apply in such instances as well, subject to that stated in clause 11.18 and 14.8. Delay in the granting of the Authorizarion and subsequent delay of the Landlord in accordance with the provisions of clause 11.18.1 and 11.18.2 below will afford the Tenant an identical delay in the date of production of the Tenant certificates for obtaining a Form 4, without detracting from the provisions of clause 11.3.

11.7.
45 days at least prior to the Date of Delivery of Possession in the Premises, by coordination of the Parties, an advance inspection shall be carried out of the Premises, by the Representative of the Tenant together with the Representative of the Landlord.

11.8.
The aforementioned advance inspection will be summarized in a report prepared by the Parties in which all of the repairs and/or completions required shall be included, in order that the Works in the Premises will conform to the provisions of this Agreement and its appendices (hereinafter: "the Inspection Report").

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.9.
The Landlord will repair the defects, carry out the repairs and completions required as promptly as possible, and if possible, prior to the Date of Delivery of Possession in the Premises. To such extent as a defect may prevent reasonable use of the Premises in accordance with the Purpose of the Tenancy, in accordance with that stated in clause 11.13 below, the Date of Delivery of Possession will be postponed until repair of the defect.

11.10.
On the Date of Delivery of Possession in the Premises, an inspection will be carried out by Representatives of the Tenant and the Landlord, whether the repairs required were carried out, and the Representative of the Landlord will record a written record of the delivery, in which the remarks of the Tenant, if existing, shall be included. For removal of doubt, it is clarified that a condition to receipt of possession in the Premises is performance of all of the repairs specified in the inspection report by the Tenant which preclude reasonable use in the Premises for the Purpose of the Tenancy (hereinafter: "the Delivery Protocol").

11.11.
Notwithstanding that stated above, in the event that on the Date of Delivery of Possession in the Premises it shall be found that repairs are required which in the opinions of the Parties do not prevent the Tenant from making reasonable use in the Premises for the Purpose of the Tenancy, a Delivery Protocol for the Premises will be prepared despite noncompletion of such repairs, and provided that this shall not detract from the responsibility of the Landlord in everything related to performance of such repairs as promptly as possible. For removal of doubt it is clarified that the preparation of the Delivery Protocol does not, per se, constitute actual delivery of possession in the Premises, and the preparation of the Delivery Protocol, per se, does not constitute confirmation that the Tenancy Period has commenced, to such extent as defects shall be discovered which prevent delivery of possession in the Premises as specified in clause 11.13.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.12.
In the event that delivery of possession will be carried out notwithstanding the outstanding repairs and completions as stated, the Landlord shall carry out the repairs and completions in accordance with the nature of the repair and its urgency in the circumstance of the matter. If the Landlord shall not carry out the repairs within 30 days (provided that there is no obstacle unrelated to the Landlord for the performance of the repairs), with the exception of urgent repairs which the Landlord shall carry out without delay, the Tenant shall be entitled to carry out any repair, provided that there is no dispute as to the responsibility for performance of the repair, subject to issue of written notice to the Landlord of seven days in advance, (unless this is an urgent repair which the Tenant shall be entitled to carry out at the expense of the Landlord immediately, subject to notice of the Landlord, in the event that the Landlord does not act to repair the defect immediately). In such instances, the Landlord undertakes to pay to the Tenant, the reasonable expenses born by the Tenant in respect of the repair, within 21 days of the date of first demand, as against presentation of lawful receipts. Receipt presented to the Landlord for such expenses shall constitute prima facie proof of their accuracy.

11.13.
In the event where on the Date of Delivery of Possession in the Premises it shall be found that repairs are necessary to the Landlord Works, and in the opinion of the representatives of the Parties, such repairs prevent the Tenant from making reasonable use in the Premises for Purpose of the Tenancy, a written protocol of required repairs will be prepared, while the Date of Delivery of Possession in the Premises, together with the commencement of the tenancy, will be postponed for the period of time in which the repairs and completions will be carried out in practice by the Landlord, as stated in the protocol. Any delay in the date of receipt of possession in accordance with the provisions of this clause, shall correspondingly postpone the dates of fulfillment of the undertakings of the Tenant, without detracting from any other relief to which the Tenant is entitled due to nonperformance of repairs and/or Works by the Landlord pursuant to this Agreement and/or applicable law. Upon termination of the completion works, the Landlord shall invite the Representative of the Tenant to inspect the Premises and the provisions of this clause shall apply, mutatis mutandis.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.14.
After repair of the defect in respect of which the delivery was postponed, if any, the Tenant shall take possession in the Premises (hereinafter: "the Actual Date of Delivery") and the Tenancy Period shall commence, as stated above.

11.15.	Any dispute arising between the Parties concerning the existence of defects, their nature, their repair, and so forth, shall be decided by a Professional Expert as specified in clause 33 below.

11.16.
After the Landlord shall notify in writing that it is possible, the Tenant undertakes to sign, as early as possible, upon contracts with - Bezeq - the Israeli Communication Company Ltd. (hereinafter: "Bezeq"), or another entity which shall provide communication services in the Project, with the Municipality, the Israel Electricity Company and/or the Landlord (hereinafter jointly: "the Service Providers"), for which signature is required for water, drainage, electricity and communication services to the Premises by the Service Providers.

11.17.
Nothing in that stated above shall detract from the responsibility of the Landlord to ensure, at its expense, connection of the Building to the electricity, sewage and water systems, performance of all the infrastructure for connection of the Building to the telephone and communications network and all in accordance with the requirements of the various Service Providers, subject to the Tenant having signed upon the contracts/orders with all of the various Service Providers.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

The Tenant shall bear the cost and the deposits in connection with the installation of telephone lines (save for the main infrastructure to entry into the Premises in accordance with the requirements of the relevant communication companies, which shall apply to the Landlord) by performance of such payment/deposits to the aforementioned Service Providers in a manner which shall not delay completion of the Works with respect to the Premises, and in the alternative the Tenant will be obligated in these payments by the Landlord as against payment of the Landlord to the Service Providers and/or part thereof.

The cost of installation of water/electricity meters shall be born by the Landlord. The cost of routine maintenance in respect of water meters shall apply to the Tenant. The cost of routine maintenance of electric meters shall apply to the Landlord.

11.18.
As specified in clause 9.1 above, the Tenant undertakes to produce to the Landlord all of the certificates required of it at law and/or per requirements of the Authorities, as the party having carried out the Finishing Works, in order to obtain the required certificates to receive a Form 4 for the Building, by 30.9.2020 (hereinafter: "the Date of Production of the Certificates of the Tenant for Receipt of the Form 4"), and all subject to fulfillment of all of the following conditions:

11.18.1.
The Landlord will produce all of the certificates of all of the laboratories and institutes required of it by the fire department in order to receive fire department certificates by 1.9.2021 required in order to ensure the ability of the Tenant to produce the Tenant certificates to the Landlord for production of Form 4 by 30.9.2020.

11.18.2.
The Landlord will deliver to the Tenant the full and final list of certificates required from the Tenant in order to receive the Form 4, within four months from the date on which the Landlord has approved the Building plans for purpose of the Building Permit (in any event, the Tenant shall not deliver the plans prior to 15.11.2019 and not later than 1.2.2020. It is further agreed hereby that the Parties will act to approve the plans within one month from the Tenant having delivered the plan for approval of the Landlord).

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.18.3.
It is clarified and agreed that delay in production of the Tenant certificates for receipt of the Form 4, beyond 30.9.2020, arising from an Entitling Event as defined in clause 11.2 above, shall not be counted in the days pursuant to this agreement, and in such instance, the Tenant shall be entitled to postpone the Date of Production of the Certificates of the Tenant for Receipt of the Form 4 for the same number of days in which the delay prevailed, and the postponed date will be deemed the new Date of Production of the Certificates of the Tenant for Receipt of the Form 4.

11.18.4.	The Landlord will assist the Tenant, as possible, in obtaining the certificates required of it, to such extent as required.

11.18.5.
It is agreed that delay of the Landlord in accordance with that stated in clause 11.18.1 above and/or clause 11.18.2 below, will afford the Tenant an identical delay in the Date of Production of the Certificates of the Tenant for Receipt of the Form 4, without detracting from the provisions of clause 11.3.

The Tenant will submit an application to receive Form 4 for the Premises subject to all of the certificates which are at the responsibility of the Tenant to produce at law and/or in accordance with the demands of the Authorities, having been produced to the Local Council, and that the Finishing Works were performed in accordance with applicable law. It is clarified hereby that delay in the Date of Authorization, will afford the Tenant to delay of the same period of time as the Date of Production of the Certificates of the Tenant for Receipt of Form 4 as stated in this subclause.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.19.
It is clarified that in the event where the Tenant shall not produce the certificates required of it to receive the Form 4 for the Building by the Date of Production of the Certificates of the Tenant for Receipt of the Form 4, the Date of Delivery of Possession will be postponed by an identical period to the period of delay of Production of the Certificates of the Tenant for Receipt of the Form 4, and provided that the delay in the production of the approvals of the Tenant for receipt of the Form 4 does not originate with the Landlord, unless the Landlord has succeeded in delivering possession in practice, on the Date of Delivery of Possession indicated in this Agreement.

11.20.
If the Date of Delivery of Possession in the Premises was postponed for the circumstances set forth in clause 11.19 above, for reasons which were proven by the Landlord as originating with the Tenant alone, the Tenant shall compensate the Landlord for the damage caused to the Landlord as a result of the delay in occupancy of the Structure as shall be proven, in an amount which shall not exceed NIS 720,000 per month. It is clarified that delay of the Tenant in Production of the Certificates of the Tenant for Receipt of the Form 4 as a result of an Entitling Event as defined in clause 11.2 above, shall not be deemed as delay by the Tenant in fulfillment of its obligations pursuant to this Agreement and shall not entitle the Landlord to the compensation set forth in this subclause with respect to the period of time in which the Entitling Event prevailed, as defined in clause 11.2 above, and this without detracting from the postponement of the Date of Delivery of Possession as stated in clause 11.19 above.

11.21.	In the event where the Tenant has delayed in Production of the Certificates of the Tenant for Receipt of the Form 4 for circumstances not originating with the Landlord, the following shall apply:

11.21.1.	Cancelled.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

11.21.2.
Notwithstanding that stated in provisions of clause 14.8 below, the Tenancy Period and the payment of the rental fees and the management fees which apply to the Tenant in accordance with the provisions of this agreement shall be postponed in accordance with the period of time in which the Tenant delayed in Production of the Certificates of the Tenant for Receipt of the Form 4 to the Landlord. but in any event for a period of not more than one month (hereinafter: "the Grace Period for the Tenant Approvals").

11.21.3.
The Tenant shall be exempt from payment of compensation and/or indemnification in respect of any damage caused and/or which may have been caused to the Landlord in respect of delay in Production of Certificates of the Tenant for Receipt of the Form 4 as stated in clause 11.20 above, for the first month of delay in Production of the Certificates of the Tenant for the Receipt of the Form 4.

11.22.
Delay exceeding three months in the Date of Production of the Approvals of the Tenant for Receipt of the Form 4 will entitle the Landlord to any relief and/or remedy available to it pursuant to the provisions of the law and/or the agreement and/or to sue for compensation at a rate which is higher than that stated in clause 11.20 above. Delay exceeding nine months in the Date of Production of the Certificates of the Tenant for Receipt of the Form 4, will constitute fundamental breach of this Agreement in respect of which the Landlord shall have the right to cancel this Agreement as well.

12.	No applicability of the Tenant Protection laws

12.1
The Lease, the Lessee and the Leased Property are not and will not be protected under the provisions of the Tenant Protection Law (Consolidated Version), 5732-1972 (the “Tenant Protection Law”) nor under the provisions of any other law currently in effect or which will be legislated in the future, protecting a lessee or a tenant in any manner whatsoever, and the said laws and the amendments thereof, as well as the regulations and/or orders promulgated or to be promulgated thereunder or which will replace them or be added thereto, do not apply and will not apply to the Lease, the Lessee, the Leased Property and the Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

12.2
The Lessee represents that it was not requested to pay, nor did it pay Key Money as defined in the Tenant Protection Law or payments which could be construed or deemed as Key Money, and that all of the works, changes, renovations, improvements and perfections which will be carried out at the Leased Property – if any – are not and will not be fundamental changes, and the provisions of Part C of the Tenant Protection Law will not apply to the Agreement.

12.3
Upon the vacating of the Leased Property, the Lessee will not be entitled to any payment from the Lessor and/or from and alternative lessee, neither as Key Money, nor as payment for improvements or installations at the Leased Property, or in any other manner whatsoever.

13.	The Lease Period

13.1	The Lease Period is as specified in Subsection 1.24 above.

13.2
The Lessee will not be entitled to stop the Lease and/or vacate the Leased Property before the end of the Lease Period. If, despite the aforesaid, the Lessee will vacate the Leased Property before the end of the Lease Period, other than due the lawful termination of the Agreement due to a breach by the Lessor, the Lessee will be obligated to all of the payments applicable thereto under this Agreement, all until the end of the Lease Period, without derogating from the obligation to mitigate the damage applicable to the Lessor under law. The aforesaid shall not prejudice the rights of the Lessor hereunder and/or under law, to order the Lessee to vacate the Leased Property before the end of the Lease Period, in an event which entitles it to do so.

13.3
Notwithstanding the aforesaid, upon the lapse of five years from the commencement of the Lease Period, and on a “one-time” basis, the Lessee will be entitled to terminate the Agreement by a minimum 12-month prior notice, namely, the lease termination notice must be provided up to the expiration of the fourth lease year, namely, until December 31, 2024. In the event that the Lessee shall notify of the termination of the Agreement, as aforesaid, the Lessee will pay the Lessor, as a pro rata reimbursement, due to the Allocation granted to the Lessee by the Lessor, pre-estimated liquidated damages of 50% the Allocation amount actually granted, plus VAT and index linkage differentials, which will be paid to the Lessor on the Lease early termination date, as aforesaid, and the return of possession in the Leased Property to the Lessor.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

The parties declare that the calculation of the Rent as specified in this Agreement, was made based on the assumption that the Lease Period will be of at least 120 months, and therefore, the parties, after having made a calculation, have found that the pre-estimated liquidated damages, as aforesaid, would be reasonable and appropriate compensation and payment, due to the termination of the Agreement before the completion of the entire Lease Period.

For the avoidance of doubt, it is clarified, that should the Lessee not complete the Agreement as aforesaid, upon the expiration of five years from the commencement of the Lease Period, it will not be entitled anymore to notify the Lessor of the termination of the Agreement until the end of the Lease Period as specified in Section 1.25 above. It is clarified that the aforesaid does not derogate from the Lessee’s right to notify of the termination of the Lease in the event that the Lessor had breached this Agreement by a fundamental breach, subject to the provisions of Section 29 above.

13.4
Without derogating from the provisions of Section 13.3 above, the Lease Period will be extended by two additional lease periods of 60 months each (the “Additional Lease Periods”), provided that the Lessee shall notify the Lessor in writing and via registered mail, to the address stated in the heading hereof or to another address notified by the Lessor to the Lessee in writing, no later than 9 (nine) months prior to the expiration of the Lease Period or the first Additional Lease Period, as applicable, that it intends to extend the Lease Period by the first or second Additional Lease Period, as applicable.

13.5	The option to extend the Lease Period for the Additional Lease Periods, as specified in this Section, will only apply upon the fulfillment of all of the following aggregate conditions:

13.5.1
Until the expiration of the Lease Period and/or the first Additional Lease Period, as applicable, the Lessee has not breached this Agreement by a fundamental breach and/or a non-fundamental breach which had become fundamental, following which the Lessor had provided a notice regarding the termination of the Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

13.5.2
Until and no later than 30 days before the commencement of the first and/or second Additional Lease Period, as applicable, and as a condition for the extension of the Lease by the relevant Additional Lease Period, the Lessee will extend, for the entire relevant Additional Lease Period the guarantees and securities and will provide them to the Lessor and it will also provide the Lessor with certification regarding the taking out of the Lessee’s insurance as specified in this Agreement, also for the relevant Additional Lease Period. Should the Lessee fail to do the same, subject to a 14-day prior notice or a shorter period insofar as the time remaining to the expiration is shorter than 14 days, during which the Lessee had failed to extend the validity of the securities, the Lessor will be entitled to enforce the guarantees and securities and alternatively, demand their extension and take out the necessary insurance pursuant to the provisions of this Agreement, at the Lessee’s expense, provided that prior to the expiration of the guarantee, the Lessor had provided the Lessee with a request for the renewal/extension thereof.

13.6
In the event that the Lease will be extended for an Additional Lease Period, all of the provisions of this Agreement including its annexes shall apply also during the Additional Lease Period, mutatis mutandis.

13.7	The Rent during the Additional Lease Periods will be updated according to the provisions of Section 14.5 below.

13.8
Should the Lease Period not be extended as specified hereinabove, or the Lessor had notified in writing of its refusal to the extension thereof due to the non-fulfilment of any of the aforesaid conditions, the Lessee will vacate the Leased Property immediately upon the expiration of the Lease Period or the first Additional Lease Period, as applicable. For the avoidance of doubt, in the event that the Lease Period had been extended as aforesaid, upon the expiration of the Additional Lease Periods as aforesaid, this Agreement shall be terminated and the Lessee will not have another option to extend the Lease and it shall vacate the Leased Property as specified in Section 26 below.

14.	The Rent

14.1	In consideration for the lease of the Leased Property contemplated hereunder, the Lessee undertakes to pay the Lessor during the Lease Period a monthly rent as specified below:

14.1.1	NIS 40 (forty) per month for every square meter of the office space, plus VAT and index linkage differentials.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

14.1.2	NIS 14 (fourteen) per month for every square meter of the storage rooms area on the basement floor, plus VAT and index linkage differentials.

14.1.3
NIS 200 (two hundred) for every “unassigned” underground parking space plus VAT and index linkage differentials (for the avoidance of doubt it is clarified that the aforesaid price includes management fees for the parking spaces).

14.1.4
NIS 400 (four hundred) for every “reserved” underground parking space, plus VAT and index linkage differentials (for the avoidance of doubt, it is clarified that the aforesaid price includes management fees for the parking spaces).

In other words, a sum total of NIS 275,560 (two hundred and seventy-five thousand five hundred and sixty New Shekels) for every month of lease, plus VAT and index linkage differentials (the “Rent”). For the avoidance of doubt it is clarified that the Rent, as aforesaid, was calculated assuming that the area of the Leased Property, as specified in Section 14.3 below, is 5,500 sqm (offices), 540 sqm (storage rooms) and with the addition of 220 parking spaces.

14.2
Furthermore, in consideration for the grant of the Allocation, as specified in Section 9.2 above, the Lessee shall pay the Lessor, throughout the Lease Period, including in the Additional Lease Periods, insofar as they are exercised, an addition to the monthly Rent of NIS 1 per every square meter of the gross Leased Property area for every NIS 100 of the Allocation as defined in Section 9.2 above, plus differentials of linkage to the index of July 2020 as published in August 2020 (the “Allocation Payments Index”) and plus lawful VAT (a delay in the date of publication will entail an appropriate delay in the Allocation Payments Index specified in this subsection), for every month of lease (the “Rent Supplementation”). The Rent Supplementation will be deemed for all intents and purposes in this Agreement, as part of the Rent, it will be paid together with the Rent and will be calculated according to the amount of the Allocation actually extended to the Lessee.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

The details of the calculation are as follows:

Allocation	Area of the Leased Property	Amount of investment per sqm of the Leased Property Area	Monthly Rent Supplementation
X	Y	X/Y = Z	Z/100
5,550 sqm

According to the calculation, and solely for the sake of illustration – insofar as the Allocation shall be at NIS 3,000 per sqm, the monthly Rent Supplementation per 1 sqm of the Leased Property area throughout the Lease Period, including the Additional Lease Periods, will be NIS 30, all according to the amount of the Allocation to be actually extended to the Lessee.

Insofar as the Allocation shall not be fully utilized by the Lessee, at the Lessee’s discretion, the Rent Supplementation will be updated according to the mechanism set forth in this subsection and the actual Allocation amount.

14.3	For the purpose of this Agreement, the “Leased Property Area” for which Rent as aforesaid shall be paid:

14.3.1
For a floor not fully rented – all of the interior area of the Leased Property, including the full area of the exterior walls and the exterior cladding covering the exterior walls, half of the thickness of the walls common with other leased properties in the building and/or the building core, the area of the columns and beams attached to the exterior walls, even if they are protruding out of the exterior walls line, and the area limited by the external walls, columns and beams, awnings, balconies and technical areas serving the Leased Property exclusively – all with the addition of a 15% gross/net coefficient.

14.3.2
For a fully leased floor – all of the floor contour area (including the core), including the full area of the exterior walls and the exterior cladding covering the exterior walls, the area of the columns and the beams attached to the exterior walls even if they are protruding out of the exterior walls outline and the area defined by the exterior walls, columns and beams, awnings, balconies and technical areas serving the Leased Property exclusively – all with the addition of a 5% gross/net  coefficient.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

14.4
Upon the completion of the construction, the Lessor shall provide the Lessee with the report of a certified surveyor regarding the area of the structure according to which the Rent will be calculated. Should the Lessee dispute the Lessor’s surveyor’s report, the same shall not constitute a cause for non-payment and/or delay in the payment of the Rent, which will be regularly paid upon the Lessor’s demand, however, in the event of a dispute as aforesaid, the parties shall jointly refer to an agreed certified surveyor (the “Agreed Surveyor”), who will measure the areas of the structure, according to the agreements set forth in this Agreement, and will prepare a measurement report. In the absence of agreement regarding the identity of the Agreed Surveyor, 7 days from the date on which the Lessee had notified the Lessor that it disputes the Lessor’s measuring report, the Agreed Surveyor shall be appointed by the chairman of the Association of Licensed Surveyors in Israel upon the request of either party. The determination of the Agreed Surveyor will bind the parties regarding the area of the building and the Rent. Settlement of accounts regarding the exact Rent will be carried out after the performance of the measuring as aforesaid, as a multiplication of the actual building area as specified in Section 14.1 (whether it is higher or lower than the estimate in Section 14.1 above) by the Rent per sqm. The parties shall equally share the fees of the Agreed Surveyor.

14.5
It is agreed that during the first Additional Lease Period, if exercised, the Rent will be increased by a real 4% rate, namely: the monthly Rent from the first month of the first Additional Lease Period will be 104% of the Rent of the 120th and last month of the Lease Period and it will be linked to the index known in the 120th and last month of the Lease Period.

It is agreed that during the second Additional Lease Period, if exercised, the Rent will be increased by a real 4% rate, namely: the monthly Rent from the first month of the second Additional Lease Period will be 104% of the Rent of the 60th and last month of the first Additional Lease Period, and it will be linked to the index known in the 60th and last month of the first Additional Lease Period. (the Rent during the first Additional Lease Period and the Rent during the second Additional Lease Period will be jointly referred to below as the “Updated Rent”).

14.6
Lawful VAT and index linkage differentials will be added to the Updated Rent, as specified in Section 14.5 above. The Updated Rent will be paid in the manner specified in Section 14.7 below, mutatis mutandis.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

14.7
Subject to the receipt of a payment request, the Rent plus index linkage differentials and the VAT will be paid for every three calendar months in advance, until the 10th day of the first month of every calendar quarter, by a standing order – authorization to charge an account as shall be provided to the Lessor. In the event that the Lease Period shall begin during a quarter, the first payment of the Rent will include pro rata Rent until the end of the first quarter subsequent to the commencement of the Lease Period. A tax invoice for the payment will be issued to the Lessee no later than two weeks from the date of payment.

14.8
It is hereby clarified that in the event that the date of possession handover of the Leased Property shall be delayed for reasons related to the Lessee and/or anyone on its behalf, and not for reasons deriving from the Lessor, as specified in this Agreement, the Lease Period shall commence from the date of the original date of possession handover of the Leased Property as defined in Section 11.1 above, and from such date the Lessee shall start paying Rent and Management Fees, without derogating from the provisions of Section 11.21 which will apply, as applicable.

14.9
Notwithstanding all of the aforesaid, and without derogating from the provisions of Section 11.21 as applicable, it is hereby agreed that the Lessee will be released from the payment of the Rent during a period of half (0.5) a month from the Possession Handover Date (the “Grace Period”). For the avoidance of doubt it is clarified that the Lessee will be exempt during the Grace Period only from the payment of Rent. Management Fees, municipal annuity taxes, electricity and any other payment applicable to the Lessee hereunder will apply thereto also during the Grace Period.

14.10	Option for leasing the remainder of the fifth floor of the building

14.10.1
Commencing on the date of execution of this Agreement until the end of 2019, the Lessee shall have an exclusive option to lease the remainder of the fifth floor of the building, in whole or in part, at the Lessee’s discretion (marking the area specified in this subsection will be done according to the agreements between the parties), at the same conditions of this Agreement. During that period, insofar as the Lessor shall offer any third parties to rent the remaining floor which is partially leased to the Lessee, it will not derogate from the Lessee’s right of option (the “Right of Option for the Fifth Floor Remainder”). Should the Lessee not notify, until the end of 2019, of its wish to lease the fifth-floor remainder, the option shall become automatically null and void and the Lessor will be entitled to lease the area at its own discretion.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

14.10.2	The Right of Option for the Fifth Floor Remainder will be subject to the following:

14.10.2.1	The Lessee must notify the Lessor in writing of its will to exercise the Option for the Fifth Floor Remainder.

14.10.2.2
Should the Lessee notify the Lessor in writing of its wish to exercise the Option for the Fifth Floor Remainder, the Lessor shall lease to the Lessee the remainder of the fifth floor, and the Lessee will lease from the Lessor the fifth-floor remainder, under the same conditions of this Agreement, mutatis mutandis;

14.10.2.3
All of the provisions of this Lease Agreement will apply respectively to the fifth-floor remainder, including with regard to the amount of the Rent, the amount of the Management Fees, the payment method, the Lease and option Periods, the securities will be increased accordingly, and from the date of commencement of the Lease Period, the fifth-floor remainder will constitute part of the Leased Property under this Lease Contract, for all intents and purposes.

14.10.2.4
It is hereby agreed, that insofar as the Lessee will exercise the option to lease the fifth floor of the building Option for the Fifth-Floor Remainder as specified in this Section, the Lessee will be entitled to lease a number of additional parking spaces, whose number will be in the same ratio to the number of parking spaces that the Lessee had leased according to the provisions of this Agreement, the additional parking spaces deriving from this Section will be subject to all of the provisions of this Agreement, mutatis mutandis as applicable.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

14.11	The Lessee’s right to lease additional space in the building

Commencing from the date of execution of this Agreement until two years following the commencement of the Leased Property Lease Period, the Lessee shall have the right to apply to the Lessor for leasing additional areas in the building, on bare shell level, under the terms and conditions of this Agreement (including pertaining to the price for the parking spaces and the Management Fee price) and the Lessor undertakes to lease to the Lessee such additional areas, provided that the aforesaid areas are not leased to a third party and/or the Lessor has not been holding negotiations in their respect with another lessee (the “Additional Areas Option Right”). The Additional Areas Option Right as defined in this subsection will be subject to the following:

14.11.1	The Lessor shall lease to the Lessee the additional areas, and the Lessee shall lease from the Lessor the additional leased property, under the terms of this Agreement, mutatis mutandis;

14.11.2
All of the other provisions of the Lease Contract shall apply respectively regarding the additional leased property, including with respect to the payment method, providing securities, payment of Management Fees, etc. and from the date of commencement of the lease period in the additional leased property, the additional leased property will be part of the Leased Property hereunder, for all intents and purposes.

14.11.3
The Lessee’s right to lease additional areas in the building according to the provisions of this Section, shall not obligate the Lessor to lease to the Lessee additional parking spaces and/or storage areas and insofar as they will be leased to the Lessee, this will be according to the parking spaces and storage rooms occupancy at the relevant date and at the Lessor’s discretion.

15.	The use of the Leased Property

15.1
The Lessee undertakes to use the Leased Property solely in accordance with the purpose of the Lease and the Lessee undertakes to keep the Leased Property, including equipment and/or facilities and/or systems located in the Leased Property, in good and proper condition and to act in accordance with reasonable maintenance instructions as provided to the Lessee by the Lessor, upon and/or close to the date of delivery of possession.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

15.2
Without derogating from the generality of the above, it is clarified and agreed that the Lessee will be allowed to hold a nitrogen tank in the Leased Property, but will not be allowed to hold gas cylinders, gas filling machines, etc. To the extent that a permit is required by law for this purpose, the responsibility for obtaining such permits will apply to the Lessee only. The Lessee undertakes to refrain from causing any damage or loss to the Leased Property or any part of it or to any of its systems or facilities (hereinafter: the "Damages") and to repair at its expense in the shortest time as permitted in the circumstances all damages caused by it and/or by someone on its behalf during the Rental Period, including guests, visitors, customers, etc.), including any damage that the Lessee was required to insure in respect of its occurrence in accordance with the provisions of Section 22 below if the Lessee did not insure as aforesaid. Subject to the aforesaid insurance undertaking, it is hereby agreed that the Lessor and/or the Management Company and/or those on their behalf will be responsible for repairing Damages insofar as these were caused by negligent act and/or omission of the Lessor and/or Management Company and/or anyone coming and/or acting on their behalf and/or due to non-fulfillment of their obligations under this Agreement.

15.3
It is hereby agreed that the Lessee will not be liable for the special damages, as definedbelow, which may be discovered during the Lease Period. The Lessor shall repair, at its own expense and responsibility, during the entire Lease Period and the additional Lease Period so long as it is realized, within a reasonable time in the circumstances of the case, the "Special Damages".

15.4	For the purposes of this Agreement, "Special Damages" indicates:

15.4.1
Constructive damage of any kind to the leased structure, to the skeleton frame of the Building (including the skeleton frame inside the leased property), to the roof of the Building, to the curtain walls, to the common areas up to the Leased Property opening, provided that such damage did not result from negligent act or omission by the Lessee and/or anyone on its behalf. To the extent that the Lessor had to insure such damages in accordance with the insurance appendix attached to this Agreement, the responsibility for repair shall be that of the Lessor.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

15.4.2
All defects and/or inconsistencies that will be discovered in the Leased Property that result from poor planning of the Lessor and/or poor construction built by the Lessor and/or its use of defective and/or inappropriate materials, provided that such damages were not due to negligent act and/or omission of the Lessee and/or anyone on its behalf insofar as the Lessor had to insure such damages in accordance with the insurance annex attached to this Agreement, the responsibility for repair shall be that of the Lessor.

Lessee and/or anyone on its behalf insofar as the Lessor had to insure such damages in accordance with the insurance annex attached to this Agreement, the responsibility for repair shall be that of the Lessor.

15.4.3
Defects and/or inconsistencies and/or breakdowns in the Building systems up to the opening of the Leased Property (as opposed to the systems inside the Leased Property) that are not part of the Lessee’s responsibility provided that such damages were not due to negligent act or omission by the Lessee and/or anyone on its behalf. To the extent that the Lessor was required to insure such damages in accordance with the insurance appendix attached to this Agreement, the responsibility for repair shall be that of the Lessor.

15.5
It is clarified for the avoidance of doubt that the Lessee shall be solely responsible for all work performed by it, and to the extent that any defect and/or fault and/or damage is discovered, the Lessee will repair and bear full responsibility for itself and at its own expense. Disputes regarding the identity of the party responsible for repairing the damages will be resolved in accordance with the decision of a Professional Expert and the mechanism set forth in section 33 below.

15.6
It is agreed that the Lessor shall be responsible for repairing the Special Damages, at its own expense, within a short time taking into account the circumstances and damages in question, from the date the Lessee will notify it, in writing, of the Special Damages and subject to the Lessee cooperating with it as required in this matter, as long as there are urgent repairs required for immediate damage reduction, the Lessor undertakes to act for repairs immediately and without any delay. If the Lessor does not act as aforesaid, the Lessee may act on its own for the purpose of repairing the Damages, provided that there is no dispute as to the liability for repairing the Damages, subject to giving at least 7 days prior written notice, and the Lessor hereby undertakes to reimburse the Lessee within 21 days from the date of receipt of the first claim, reasonable expenses incurred by the Lessee for the purpose of repairing the Damages against lawful receipts without derogating from the Lessee's rights to claim damages under law and subject to the provisions of this Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

15.7
The Lessee declares that if he does not keep the Leased Property in the condition, level and quality as stated in this Agreement and/or does not repair the Damages and that which requires repair and improvement of the Leased Property and/or return the Leased Property to the Lessee not in accordance with section 27.1 below, the Lessor shall be entitled, but not obligated, following a written notice to the Lessee a reasonable time in advance in the circumstances, and after the Lessee has not acted to make the necessary repairs, provided there is no dispute as to the responsibility for making the repairs, to make reasonable repairs for the purpose of repairing the Damages and/or placing the Leased Property in a condition it was to be delivered to the Lessee under this Agreement, at the expense of the Lessee plus 12% overhead.

The Lessor shall be entitled to enter the Leased Property for the purpose of exercising its right as stated in this section, after prior coordination accompanied by a representative on behalf of the Lessee, provided that the Lessee's proper business conduct in the Leased Property is not impaired.

15.8
The Lessee undertakes to fulfill and carry out all the provisions and guidelines, including the provisions of any law regarding the Leased Property, its possession and use, as well as preventive maintenance. The Lessee undertakes not to do in the Leased Property, or in any part of it or in connection with it, anything that constitutes a nuisance or damage to the Lessor or to any third party, for the avoidance of doubt, the Lessor hereby undertakes that this provision also applies to other lease agreements of the lessees in the Building and Project.

15.9
The Lessee undertakes to ensure not to pollute its immediate surroundings. The Lessee undertakes to conduct its business exclusively in the Leased Property areas. The Lessee shall pay any fines imposed by the municipal authorities and/or by state institutions, if imposed, for violating the provisions of this section by the Lessee. If fines such as the aforesaid were to be  imposed on the Lessor for the Lessee's omissions or acts - the Lessee shall then indemnify the Lessor full amount of the fines as stated above, immediately upon receiving the first request from the Lessor and subject to the indemnification mechanism as defined in Section 25 below, mutatis mutandis.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

15.10
The Lessee undertakes to allow the Lessor and/or any of its representatives to enter the Leased Property at all reasonable times, but with prior arrangement, to the extent possible under the circumstances, except in urgent cases, to check the Leased Property or present it to a new lessee (regarding viewings for potential lessees - towards the end of the Lease Period and only by prior arrangement) or to perform work and repairs applicable to it under this Agreement in the Leased Property. The Lessor acknowledges and confirms that if, during and due to the execution of the works and repairs by it and/or on its behalf the Lessee will cause damage and/or impairment to the Leased Property, including any facility and/or object and/or system installed and/or placed in it - it will repair any damage and/or impairment  and will return it to its original condition, the work and repairs will be carried out by it as soon as possible, and the Lessee confirms that it will not have any claim or charge against the Lessor for damage to the Leased Property, except for repairing the damage and restoring the condition in accordance with the above. In carrying out the work, the Lessor will take measures to reduce and/or minimize any nuisance and/or disruption to the Lessee's current activities in the Leased Property.

15.11
For the avoidance of doubt, it is hereby clarified that the Lessor will not be responsible for or repair any indirect damages that will be caused the Lessee due to defects discovered in the Leased Property and/or due to repairs. The Lessor will take reasonable measures that will be required to reduce the disruptions to the use of the Leased Property due to the works to the extent that they can be minimized.

15.12
It is hereby agreed that the Lessee will be entitled to install, under its own responsibility, the Lessee's logo signage on the Building in a location chosen by the Lessee at the front facing Highway 6, with the prior written consent of the Lessor, which it shall only refuse on reasonable grounds, and subject to obtaining any license and/or permit required by law as required. It is clarified that the Lessee shall bear all the costs and expenses involved in placing the said signage. Upon termination of this Agreement and after the Leased Property has been vacated by the Lessee, the Lessee will remove all the signage it has placed, repair the wall and restore it to its original condition. In addition, for the avoidance of doubt, it is clarified that the Lessee will not be subject to any restriction on signage within the Leased Property areas, and that the Management Company will place signage in the Building's entrance lobby and floor lobby, which will not be reduced in quality and level from other lessees in the Building, and shall be without any additional payment from the Lessee to the Lessor and/or Management Company for placing the signage. The Lessor will cooperate with the Lessee and sign an "ownership signature" on all documents required by the authorities so that the Lessee receives the necessary permits to place the signage on the Building, provided that this does not impose a risk and/or liability and/or financial liability not applicable to it under this Agreement. If the Lessor approves the placement of signs on the Building which are larger than the maximum size approved for the Lessee, the Lessee will be given the option to compare its sign to the largest sign approved. In such a case the Lessor will bear the cost of the increase.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

16.	Licensing and Licenses

16.1	The Lessee declares and undertakes:

16.1.1
That it is familiar with the conditions required for obtaining any license and/or permit and/or approval for the purposes of operating its business and working in the Leased Property, and that prior to signing this Agreement it was given the opportunity to check the master plan, the suitability of the land and the planning documents of the Leased Property for its needs and the purpose of the Lease and the possibility of obtaining all the licenses, permits and approvals legally required to operate the Leased Property and found all of these suitable for the purpose of the Lease and all without derogating from the declaration of the Lessor in general and the declaration of the Lessor in section 4.5 in particular.

16.1.2
That it will obtain itself and at its own expense all the licenses and/or permits and/or approvals lawfully required, to the extent necessary, for the purpose of operating and/or conducting a business in the Leased Property, from any municipal and/or local and/or governmental and/or other authority. The Lessee shall provide the Lessor, if required by the Lessor, with a copy of the business license upon receipt and at any time it is renewed. For the avoidance of doubt, it is hereby clarified that the Lessor will transfer, at the Lessee's request, all the permits and paperwork in its possession that the Lessee requires for the purpose of obtaining a business license.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

16.1.3
That the Lessor is not responsible for obtaining any such license and/or permit and/or approval. If for any reason the Lessee does not receive a permit to operate its business, subject to the above preamble, this will not make the Lessee exempt from paying the Rent until the end of the Lease Period under this Agreement, unless the impediment to obtaining the said license and/or permit is due to a reason arising from the Leased Property.

16.1.4
To ensure, for the duration of the entire Lease Period, the renewal of any license and/or permit and/or approval required, to the extent necessary, for a business in the Leased Property, so that during the entire Lease Period and in any part thereof the business in the Leased Property will be conducted as required by any applicable law and in accordance with the terms of any license, permit, provision, regulation and order issued from time to time by any competent authority.

16.1.5
If a competent authority has conditioned the granting of the license, permit or approval necessary to operate the Lessee's business in the Leased Property, in making changes to the Leased Property, the Lessee undertakes to seek the Lessor's prior written consent to make any changes required. The lessor will be entitled to agree to the application or reject it provided that it only refused on reasonable grounds. Without derogating from the generality of the aforesaid and to remove any doubt, the Lessor will be responsible for adjusting the accessibility of the Building, in accordance with the Equal Rights for Persons with Disabilities (Service Accessibility Adjustments) 5753-2013 regulations, and by law. The Lessee's responsibility for accessibility adjustments to the business will be made in the Leased Property areas only.

16.1.6
If the Lessor agrees to the application, the Lessee may make the changes to the Leased Property solely in accordance with the terms of the Lessor to be given in writing, and at the Lessee's expense only, and the provisions of section 17 below shall apply.

16.1.7
All that is stated in this section (16.1) - except if the non-receipt of the license and/or the permit was caused by an act or omission of the Lessor and/or due to non-fulfillment of its obligations and/or due to the inaccuracy of the Lessor's statements as specified in this Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

16.1.8
It is agreed that the Lessee is eligible to, in coordination and subject to the Lessor's approval, apply for permits, approvals and other agreements that may be required by law by any body, institution, authority, court, etc. for the purpose of obtaining a business license, establishing and operating a business in the Leased Property (the "Approvals"). The Lessor undertakes to co-operate reasonably with the Lessee in the procedures for obtaining the permits, as required, and to sign all the documents required for the receipt of the permits by the competent authorities, within a reasonable time from the time Lessee and/or anyone on its behalf contacts the Lessor, provided that the Lessor's signature on the above requests does not impose any cost on it and/or risk and/or liability that does not apply under this Agreement and/or that the required request does not cause harm other Lessee’s in the Building and/or Project and/or the nature of the Building .

17.	Performance of work at the Leased Property

17.1
Other than the Finishing Work, as aforesaid, the Lessee undertakes not to carry out any interior and/or exterior change in the Leased Property, not to make any addition, not to demolish or change any part of the Leased Property and/or any of its facilities and not to allow or permit any repair and/or change and/or addition and/or renovation and/or demolition, without the Lessor’s prior written consent. The Lessor may deny the Lessee’s request for reasonable grounds which will be explained. The Lessor will be entitled to prevent the performance of any act contrary to this Section and to demolish and remove any change, addition, renovation or repair which will be carried out contrary to this Section, all at the Lessee’s expense. Notwithstanding the aforesaid, it is agreed that the Lessee will be entitled to carry out interior changes in the Leased Property whose performance is not contingent upon the receipt of a permit under any law and/or changes which are not structural changes and/or against safety laws, without requiring the Lessor’s consent. Soon before the vacating of the Leased Property, and insofar as changes had been made to the Leased Property, the Lessee will remit an As Made plan of the Leased Property after the performance of the changes.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

17.2
In any event that the Lessor shall approve for the Lessee to carry out changes and/or repairs and/or renovations and/or additions and/or demolition in the Leased Property, as specified in this Section, the duty of payment for such actions will apply to the Lessee alone, and these actions will be subject to all of the provisions of this Agreement pertaining to the carrying out of works at the Leased Property.

17.3
Without derogating from the liability of the Lessee as specified in this Agreement, the Lessee shall be responsible for any damage, of any type whatsoever which will be caused to the Leased Property and/or the project and/or any person due to the works specified in this chapter and/or during the process thereof, if such damage is incurred.

17.4
The Lessee will bear the cost of the repair of the Leased Property and/or any part thereof insofar as such repair shall be required for the repair of damage incurred as a result of the performance of the work by the Lessee and/or anyone on its behalf, after the Lessor had so required, all subject to the provisions of this Agreement.

17.5
The Lessee shall remove, at its expense, if the Lessor shall so request in writing, any change and/or repair and/or renovation contrary to the provisions of this Agreement as specified in Section 17.1 above, and will restore the same part of the Leased Property subject to the change and/or addition, to its prior condition on the Possession Handover Date, subject to reasonable wear and tear.

17.6
Without derogating from the generality of the provisions of this Section and without the same being deemed as the grant of consent and/or permission for the carrying out of any addition and/or construction by the Lessee at the Leased Property, the parties agree that in any event that the built areas in the Leased Property shall be increased, including due to the construction of awnings or covers – the Lessee will pay the Lessor full rent for these additional areas, without derogating from any other remedy available to the Lessor against the Lessee and/or anyone on its behalf regarding these additional areas, including the Lessor’s right to demand the demolition of such areas and/or further compensation. For the avoidance of doubt it is clarified that double rent will not be charged for areas on which the Lessee pays Rent.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

17.7
All of the repairs and/or changes and/or additions and/or renovations and/or improvements carried out by the Lessee at the Leased Property, whether with the consent of the Lessor or without its consent (in the event that the Lessor’s consent had not been obtained – insofar as the Lessor had not ordered the removal thereof as specified in Section 17.5 above), including, for the avoidance of doubt, with respect to the Finishing Works, and which are attached to the Leased Property (all of these shall be referred to below as the “Changes”) will be transferred, upon the expiration of the Lease Period, including upon the replacement of the Lessee, to the possession and ownership of the Lessor, and the Lessee waives any claim and/or demand in their respect. For the avoidance of doubt, it is hereby clarified that the Lessee will not be entitled to any payment for the Changes. Notwithstanding the aforesaid, it is clarified that the Changes will not include furniture, interior accessories customary in this type of building, operating equipment, shelving etc. which is not fixed by a permanent fixture to the Leased Property and was installed at the Leased Property by the Lessee and at its expense, and they will belong only to the Lessee, which will be entitled to remove it [them?] in the end of the Lease Period, subject to the Lessee making all of the repairs necessary due to the removal of such equipment.

18.	Electricity

18.1	It is clarified that the electricity supply to the Leased Property could be on bulk basis, at the Lessor’s decision, and in such case the Lessee represents and warrants in that respect as follows:

18.1.1
The Lessee represents that it is aware that the Lessor and/or the Management Company is the sole owner of rights vis-à-vis the Israel Electric Corporation Ltd. or anyone on its behalf or in its lieu (“IEC”) pertaining to the receipt and supply of electricity in the building. The Lessee confirms that its only correspondent pertaining to the supply of electricity to the Leased Property will be the Lessor and/or the Management Company and anyone on their behalf. It is agreed that the electricity rate will be according to the low-voltage TAOZ [time of use tariff] rate of the IEC and according to a meter.

18.1.2
Without derogating from the aforesaid, the Lessee explicitly undertakes that in no event, will it request nor will it be entitled to request direct power supply from the IEC and it will not be entitled to contact the IEC requesting the installation of a separate meter or the performance of direct payment to the IEC, without derogating from the Lessee’s right to set up equipment which improves the electricity consumption, subject to the receipt of all of the approvals necessary therefor, if any.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

18.1.3
The Lessee hereby undertakes that it will not have any claim for any cause whatsoever against the IEC and/or the Lessor and/or the Management Company, for failure to supply electricity or interruptions in the electricity supply. Without derogating from the aforesaid, if the Lessee shall install any electronic or electric equipment, the Lessee will not be entitled to raise any claim or complaint due to power outage and/or interruptions in the supply thereof.

18.1.4
The Lessee undertakes to pay the Lessor and/or the Management Company, on the dates specified by either of them, for any electricity consumption, throughout the Lease Period. The electricity consumption will include the electricity consumption at the Leased Property, including electricity consumption for the air conditioning at the Leased Property, including the energy consumption of the chillers for the Leased Property area, which will apply to the Lessee in addition to the Management Fees.

18.1.5
The Lessee confirms and agrees that the Lessor and/or the Management Company and/or anyone on their behalf, will be entitled, after the provision of a 45-day prior written notice, to cut the power supply to the Leased Property due to failure to pay a debt for power supply, that the Lessee must pay according to this Agreement (including the annexes thereto, including the Management Agreement) until the date on which the debt shall be paid, provided that the electricity will be immediately resumed after payment of the debt by the Lessee. The Lessee represents that it will have no claims and/or demands and/or complaints due to the cutting of the power supply as aforesaid. The Lessee hereby releases in advance, the Lessor and/or the Management Company and anyone on their behalf, of any duty to supply electricity to the Leased Property without them being ensured that the Lessee shall pay them the consideration for the electricity to be supplied thereto.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

19.	Taxes and payments

19.1
The Lessee undertakes to bear and will bear all of the taxes and expenses which will apply for the use of the Leased Property and/or the maintenance thereof during the Lease Period and/or which are lawfully or customarily imposed on lessees and/or holders, as opposed to owners, whether they are currently effective or will be effective in the future (provided that they are not imposed under law on the owners of a property) for the Lease Period only, and to pay the relevant amounts, whether the payment demand in respect thereof was referred to the Lessee or not, on the lawful date due for their payment, and upon the absence of such date, immediately upon the receipt of the Lessor’s demand, within 10 days from the receipt of the demand. The Lessor will not withhold the remittance of payment demands which had reached it and apply to the Lessee, as specified above.

19.2
The Lessee shall bear all of the business taxes, municipal (annuities, signage, business licensing), governmental and any other taxes deriving from the holding of the Leased Property and/or the lease thereof and/or the use thereof as well as any tax which will apply due to the Lease Period, including new taxes which will be imposed under law on a lessee of a property, as opposed to those imposed on the lessor and/or the owner thereof. It is clarified that the municipal annuity taxes could apply to the Lessee’s parking spaces as well.

19.3
In addition to the payment of the Management Fees, the Lessee will bear all of the other payments and expenses for the use of the Leased Property and the maintenance thereof, including for water supply, electricity consumed only at the Leased Property, telephone, communication services and so forth. The Lessee confirms that it is aware that the power supply to the Leased Property could be done on bulk basis, at the Lessor’s decision, and in such case, it undertakes to make the payments for the electricity consumption according to the bills to be issued thereto by a measuring company (such as Q.L.C.) which will produce the bills in the Building. The water charging will be carried out according to consumption by a measuring company (Q.L.C.). It is agreed that the payments will be made against the receipt of a payment demand which will be remitted to the Lessee from the Lessor.

It is hereby agreed that the costs of installation of water meter/s and electricity meter/s will apply to the Lessor. The costs of regular maintenance for the water meter/s will apply to the Lessee. The costs of regular maintenance for the electricity meter/s will apply to the Lessor.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

19.4
The Lessor undertakes to bear all of the payments, levies and taxes applicable by their nature and/or by law to the owners/lessees from the State of land (as opposed to holders) whether they are currently effective or will be effective in the future, due to the Lease Period, such as – all of the payments to the Israel Land Administration, betterment levy, unless it derives from an act or omission of the Lessee contrarily to this Agreement, development levies, including roads and pavements, sewage levies and construction fees due to the Lessor’s works. It is agreed that the Lessee will bear the payment of municipal annuity taxes even in a case which it shall be determined that the liability for the payment thereof applies to the owners. Without derogating from the generality of the aforesaid, the Lessor is obligated to the making of any payment pertaining to any of the Leased Property’s parts, relating to the period preceding the Leased Property’s possession handover date (in relation to any of the Leased Property’s parts), even if the payment demand therefor will arrive after the date of Possession Handover to the Lessee, provided that such payment does not derive from the Lessee.

19.5
The Lessee undertakes to present to the Lessor, from time to time but no more than once in every lease year, upon the written demand by the Lessor, all of the receipts and/or certifications evidencing that indeed it had paid on time all of the payments applicable thereto hereunder.

20.	Payment Delinquency

20.1
Should the Lessee be delinquent in the payment of any amount due therefrom to the Lessor according to this Agreement, the Lessee shall pay the Lessor, as applicable, commencing on the first delinquency date, interest in arrears at a rate of Prime + 0.75% per month. Notwithstanding the aforesaid, it is agreed that for an unusual delinquency, including such which is not under the Lessee’s control, of up to 14 days, no interest in arears shall be charged.

20.2	The interest will be calculated for the period from the date on which the Lessee should have paid the amount in arrears until the date on which it had actually paid it.

20.3
Should the delinquent payment relate to an amount paid by the Lessor to a third party instead of the Lessee and which the Lessee should have paid to such third party, the said interest will be calculated for the period from the date on which the Lessor had paid the delinquent payment to the third party, until the payment thereof by the Lessee, provided that the Lessor had notified the Lessee of the demand and its intention to bear the payment, and allowed it to pay the amount and/or defend against any such demand. Should the Lessor pay the third party any interest and/or a fine in arears, due to the Lessee’s delinquency in payment, the interest and/or fine in arrears, shall be deemed as part of the debt principal which the Lessee must repay to the Lessor, as applicable.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

20.4
The payment of interest according to this Section will not derogate from the Lessor’s right to any other remedy set forth in this Agreement and/or in any law, including, and without derogating from the generality of the aforesaid, the vacating of the Leased Property and any other remedy deriving from the breach of the Agreement by the delinquency in payment. The receipt of such interest will not be construed as a waiver on behalf of the Lessor of any other remedy and/or as prejudicing any right conferred upon it under the Agreement and/or under any law.

20.5
Delinquency exceeding 14 days, in any payment due from the Lessee to the Lessor hereunder, will be deemed as fundamental breach of this Agreement, conferring upon the Lessor all of the remedies conferred upon it hereunder and under any law, pertaining to a fundamental breach of the Agreement, provided that a written notice to that effect had been sent to the Lessee, and the breach of the Agreement was not remedied within 7 days from the receipt of such notice.

21.	Transfer and registration of rights by Lessee

21.1
Lessee hereby undertakes not to assign or transfer or deliver or sell or lease (including by way of sublease) or pledge its rights under this agreement, in whole or in part, to another or to others, except under the provisions of this agreement, and to not assign or transfer or deliver or lease the Leased Property, in whole or in part, to another or to others, except under the provisions of this agreement.

21.2
The Lessee hereby undertakes not to directly and/or indirectly share the lease and/or possession and/or operation and/or management of the Leased Property or any part thereof with another or others, whether as a usufructuary, in exchange or not in exchange for consideration, and in any other fashion that is not in accordance with the terms and conditions of this agreement above.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

21.3
The Lessee hereby undertakes not to register its rights under this agreement or in connection thereto with the Land Registry or the Administration or any other fashion, including the non-registration of a warning note in connection with the aforementioned rights.

21.4	Substitute Lessee

The provisions of Subsection 21.1-21.2 above notwithstanding, the parties agree that the Lessee may assign all of its rights and obligations under this agreement (its appendices included) to a substitute lessee (hereinafter: the "Substitute Lessee") with respect to an area that constitutes at least 30% of the Leased Area (hereinafter: the "Area Assigned to the Substitute Lessee"), subject to the following conditions:

21.1.1.
The Lessor will approve the identity of the Substitute Lessee. The Lessor may not refuse to approve the identity of the Substitute Lessee except on reasonable grounds that will be stated by the Lessor in writing within 14 days of the day on which the Lessee notified it in writing, while it is agreed, inter alia, that the financial strength of the Substitute Lessee and/or its shareholders, the type and nature of its business and its suitability for the permissible uses and/or negative reputation will be regarded as reasonable grounds.

21.1.2.
The Lessor will approve the collateral provided by the Substitute Lessee and the insurance certificates. The collateral provided by the Substitute Lessee will be regarded as acceptable if they are identical to or better than those provided by the Lessee under this agreement.

21.1.3.
In such a case, and provided that the Lessee has performed all of its obligations to the Lessor by that date, the parties will sign an assignment of rights appendix in the form attached hereto as Appendix M, which will apply to the Area Assigned to the Substitute Lessee, and this agreement will apply to the Lessee, mutatis mutandis (provided that the rights with respect to the entire area have not been assigned), and to the Substitute Lessee, each with respect to its area.

21.1.4.
After the Lessor and the Substitute Lessee sign the agreement as stated, and subject to the provision of the requisite collateral and insurance by the Substitute Lessee, the Substitute Lessee will replace the Lessee in connection with the Area Assigned to the Substitute Lessee, and the Lessee will not remain liable to the Lessor for performing its obligations under this agreement in connection with the Area Assigned to the Substitute Lessee and during the period of time that begins after the Substitute Lessee enters this area.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

21.2.	Sublessee

It is hereby agreed that the Lessee may sublease up to 30% of the Leased Area, and strictly under the following conditions (hereinafter: the "Sublessee"):

21.2.1.
The Lessee may sublease, for periods of time that will not exceed the terms of the lease, including the Additional Lease Terms (if those are put in effect), subject to the Lessor's prior and written approval, and it will not refuse to do so except on reasonable grounds, while it is agreed, inter alia, that the financial strength of the Sublessee and/or its shareholders, the type and nature of its business and/or negative reputation will be regarded as reasonable grounds. The aforementioned notwithstanding, it is hereby agreed that the Lessor's consent will not be required with respect to a Sublessee that is a related company, parent company, subsidiary, or sister company, as these terms are defined in the Securities Law and/or any other company that is included in the Lessee's group (hereinafter: "Permitted Substitute Lessee").

21.2.2.
The Sublessee will make use of the Leased Property in accordance with the purposes of the Lease and strictly in accordance with this agreement, or any other permitted use that will be approved in advance and in writing by the Lessor.

21.2.3.
The Lessee will be responsible for the Sublessee's performance of all of the Sublessee's obligations under this agreement and its appendices, and any breach of this agreement by the Sublessee will be regarded as a breach of the agreement by the Lessee, and will entitle the Lessor to all of the remedies available to it under this agreement.

21.2.4.	The Lessee will continue to be responsible for the performance of all of its obligations under this agreement – directly to the Lessor.

21.2.5.
The Sublessee will sign a written undertaking whose content is acceptable to the Lessor, according to which it will declare and undertake, inter alia, that it knows that it is only a Sublessee of the Leased Property, and that it does not and will not have any independent rights to the Leased Property.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

22.	Building management

22.1
The public spaces of the building will be managed and maintained by the Lessor or any representative thereof (hereinafter and above, the: "Management Company"). The Lessee will enter into an agreement for the building’s management with the Management Company, which is attached to this agreement as Appendix G.

21.3.
In exchange for the building’s management and for performing the services under the Management Agreement (Appendix G), Lessee will pay Lessor or any representative thereof – as of the beginning of the term of the lease under this Agreement – monthly management fees as follows (hereinafter: the "Management Fees"):

21.3.1.
NIS 15 (fifteen New Israeli Shekels) for each month and for each square meter of the offices, and the areas of the dining hall as stated in Section 10.5 above, in addition to VAT and linkage differences.

21.3.2.	NIS 11 (eleven New Israeli Shekels) for each month and for each square meter of storeroom areas on the basement floor, in addition to VAT and linkage differences.

21.4.
It is hereby clarified that the Management Fees that Lessee pays Lessor consist of fixed amounts, without there being any reduction or addition in the course of the entire term of the lease, i.e., they are fixed management fees that not calculated as a derivative of actual costs (not "cost plus").

21.5.
Lessee will pay the Lessor the Management Fees together with the rent, as stated in Section 14 above. Linkage differences will be added to the Management Fees as stated in Section 1.20 above, in addition to VAT as required by law.

21.6.
The parties further agree that the payment of Management Fees will not exempt from or replace municipal property taxes (local authorities) or any other payment that is payable to a local authority under applicable law.

21.7.
It is hereby agreed that, during the first additional lease term, if put in effect, the Management Fees will increase by 4% (in real terms), i.e.: the monthly Management Fees, as of the first month of the first additional lease term, will be 104% of the Management Fees of the 120th and last month of the lease term, and they will be linked to the known index of the 120th and last month of the lease term.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

It is hereby agreed that, during the second additional lease term, if put in effect, the Management Fees will increase by 4% (in real terms), i.e.: the monthly Management Fees, as of the first month of the second additional lease term, will be 104% of the Management Fees of the 60th and last month of the first additional lease term, and they will be linked to the known index of the 60th and last month of the first additional lease term.

21.8.	Canceled.

23.	Insurance

Without derogating from the Lessee's obligations and liability under this agreement and/or applicable law, the insurance provisions that will apply to the Lessee are in accordance with the provisions of the Insurance Appendix attached to this agreement as Appendix I, which constitutes an integral part thereof. For the avoidance of doubt, it is hereby clarified that the Lessee will not perform any work in the Leased Property before it procures all of the requisite insurance policies.

24.	Guarantees and collateral

24.1.
In order to secure all of the payments and obligations of the Lessee under this agreement, in accordance with this agreement and its appendices and/or under applicable law, including payments for costs incurred by the Lessor as a result of a breach of the agreement by the Lessee and damages payable to the Lessor by the Lessee, etc., the Lessee will provide the Lessor with the following collateral on the dates stated below:

24.1.1.	An autonomous bank guarantee provided by an Israeli bank, in the form attached hereto as Appendix J, and in the amounts and on the dates set forth below (hereinafter: "Bank Guarantee”):

24.1.1.1.
A bank guarantee in the amount of three months of rent (rent, Management Fees and VAT), and without the addition to the rent pursuant to the Allocation, in addition to VAT as required by law, will be provided to the Lessor by October 5, 2019, provided that this agreement has not been terminated by the Lessee in accordance with Section 2.3 above (hereinafter: the “First Bank Guarantee").

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

24.1.1.2.
A second bank guarantee (hereinafter: the "Second Bank Guarantee") will be provided to Lessor in exchange for the usufruct in the Leased Property for the purpose of commencing the Lessee's works and as a condition therefor, and its amount will be determined according to one of the following alternatives:

24.1.1.2.1.
If an Allocation is not provided to the Lessee by the Lessor for the performance of the adjustment works, the Second Bank Guarantee will amount to only one month of rent (rent and Management Fees), in addition to VAT as required by law.

24.1.1.2.2.
If an Allocation is and/or will be provided to the Lessee by the Lessor for the performance of the adjustment works, the Second Bank Guarantee will amount to three months of rent (rent and Management Fees, in addition to VAT).

24.1.1.3.
A third bank guarantee (hereinafter: the "Third Bank Guarantee") will be provided to the Lessor in exchange for delivering the possession of the Leased Property, provided that the Lessee received an Allocation from the Lessor for the purpose of performing the works. The Third Bank Guarantee will amount to the Rent, as this term is defined in Section 14.2 above, in addition to VAT as required by law, for a period of six months.

30 days before the expiration of the Bank Guarantee, if the bank guarantee does not cover the entire lease term and/or the options, as the case may be, the Lessee will renew the bank guarantee for another year. If the guarantee is not renewed, the Lessor will have the right to demand the guarantee’s realization, or, in the alternative, to enable the bank to renew the guarantee, provided that, prior to the expiration of the guarantee, the Lessor requested that the Lessee renew or extend it.

24.1.2.
Three promissory notes in the form attached to this agreement as Appendix K (hereinafter: the “Promissory Notes"), each in the amount of 4 (four) months of rent, and of 12 months of rent in total in addition to VAT as required by law, signed by the Lessee. The Lessee hereby exempts the Lessor from all noteholder duties, including with respect to presentation for acceptance or payment purposes, animus contrahendi and notice of dishonor. Moreover, the Lessee may, although but is not required to do so, and at its sole discretion, fill out the note, draft it, and supplement it in any way.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

24.1.3.	Canceled.

The Bank Guarantee and the Promissory Note will be jointly referred to hereinafter as the "Collateral").

24.2.
From time to time, the Lessor may demand the full or partial payment of the Collateral, for the purpose of paying any amount that Lessee owes Lessor under this agreement, and which was not paid on time, or if the Lessee did not vacate the Leased Property and not return the possession thereof to Lessor, in accordance with the provisions of this agreement, and all provided that it informed the Lessee of this 21 days in advance and in writing, or gave a shorter notice if the period of time that remains until the expiration of the guarantee is shorter than 21 days, during which the Lessee did not pay Lessor the amounts that it is obligated to pay under the provisions of this agreement and/or did not cure the fundamental breach, as the case may be.

24.3.
In any event where one of the collaterals provided by the Lessee is forfeited as stated above, Lessee undertakes to provide an identical and substitute collateral for the full amount that was forfeited.

24.4.
The Lessee declares and undertakes that the provision of the Collateral under this agreement and/or its realization by the Lessor does not constitute a waiver of and/or does not derogate from any of the Lesdsor's rights, including, without derogating from the generality of the foregoing, its right to any other remedy that it has under applicable law, provided that this will not constitute double compensation.

24.5.
Moreover, it is hereby clarified and agreed that the Collaterals that are provided by the Lessee in accordance with this agreement will be independent of each other with respect to their realization, and will be in addition to each other, and will not derogate from each other.

24.6.
The Collateral will be returned to the Lessee within 60 days of the final settlement of accounts and the vacating of the leased property, in accordance with the provisions of this agreement, and subject to the performance of all of the Lessee's obligations under this agreement and applicable law.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

24.7.
The aforementioned notwithstanding, it is hereby agreed that the Lessee may not realize any of the Collaterals before a written notice of this intention is sent to the Lessor, which will also state the cause for the demand to realize the collateral and the realization amount, and that the Lessee did not cure the alleged breach within 21 days of receiving notice, and provided that the collateral did not expired during that time, in which case the Lessor may immediately realize it.

25.	Liability and Indemnity

“Indemnity mechanism” – Wherever this Agreement determines that the Renter should indemnify the Landlord; the Renter will indemnify the Landlord for any sum that the Landlord will effectively incur due to and/or as a result of failing to fulfil a requirement of any authority with relation to the activity of the Renter in the rented property, and/or as a result of damages caused by the Renter and/or by anyone on its behalf, and any damage occurring that the Renter should have insured in accordance with the provisions of Clause 23 above and the Renter did not insure as aforesaid; and/or as a result of a third party’s claim for payment of any funds deriving from the breach of the Renter’s obligations as stated in the Agreement, and for which a verdict has been given and its execution has not been delayed. It is agreed between the parties that in the event that a claim against the Renter had been submitted as aforesaid, for which the Landlord can demand indemnification from the Renter as aforesaid, the Landlord will inform the Renter as soon as possible and in writing. The Landlord will cooperate with the Renter insofar as it is required to do so by the Renter while defending itself from any claim as aforesaid. After informing the Landlord in writing, the Renter will be able to defend itself against a claim as aforesaid, including addressing legal advice, separate to that of the Landlord. To alleviate any doubt, it is clarified that the Landlord will not compromise or reach any agreement concerning a claim, demand, or legal action as aforesaid without the Renter’s consent.

25.1
The Landlord and anyone acting in its name or on its behalf will not be liable, in any way, for any damage and/or expense, caused to the Renter and/or anyone on its behalf, and/or to its business [can also be translated as to the deal – Translator’s note], and/or to its property, including – and without derogating from the generality of the aforesaid- damage or harm caused by the entry of the Landlord or anyone on its behalf to the rented property for any of the purposes set forth in this Agreement, unless these were caused by a negligent act and/or default of the Landlord and/or the management company, and/or anyone who comes and/or who acts on their behalf and/or due to failure to fulfil their obligations.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

25.2
To alleviate any doubt and without prejudice to the aforementioned in this clause, it is clarified that the Landlord, and anyone acting in its name and on its behalf, will not assume any responsibility and/or any liability whatsoever for bodily damages, and/or loss, and/or damage to property of any type (hereinafter in this Sub-clause: “the damage”), which will be caused to the Renter and/or to its workers, and/or anyone on its behalf, including – and without derogating from the generality of the aforesaid – to employees, agents, contractors, clients, visitors, and/or any other person who will be present in the rented property or another territory held by the Renter. For the purpose of this Clause no.25, “anyone on their behalf” means – workers, suppliers, contractors, sub-contractors, clients, etc. The aforesaid in this clause does not hold the Landlord responsible for damages that were not caused by its act and/or its default and/or that of anyone acting on its behalf.

25.3
The Renter will not be liable for any loss and/or damage, and/or expense caused to the rented property and/or to the project, and/or to any of its parts, and/or its content, and/or to the Landlord and/or to anyone on their behalf, and/or any third party, unless they result from a negligent act and/or omission of the Renter relating to the management of its businesses in the rented property and/or its maintenance and/or for using the rented property, and/or from renting it and/or any negligent act or omission of the Renter or anyone on its behalf. The aforementioned in this clause does not hold the Renter responsible for damages that were not caused by its act and/or its default and/or that of anyone acting on its behalf.

25.4
Pursuant to the indemnification mechanism as defined in this clause, the Renter undertakes to indemnify the Landlord for damage or expense caused to them due to a claim which would be filed against it, civil or criminal, and due to the need to defend itself against the claim as aforesaid, insofar as this claim results from the Renter’s failure to fulfil its obligations according to this Agreement, or breaching an obligation as aforesaid; including any claim for damages or expenses which the Renter is liable for in accordance with the provisions of this Agreement.

25.5	To alleviate any doubt, it is clarified that all the provisions of Clause 25 are subject to the indemnity mechanism as defined above.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

26.	Encumbrance or Pawn [made] by the Landlord

26.1
The Landlord is entitled to encumber, and/or to pawn, and/or to convert, and/or to sell, and/or to rent, and/or to lease, and/or to transfer this Agreement, all or part of it, and/or its right according to the Agreement, all or part of them, and/or its rights to the property and to the lot, to other or others, in any way the Landlord finds fit, according to its sole and absolute discretion, without the need for the Renter’s consent, as long as in any case, the encumbrance, as aforesaid, does not harm and/or detract any of the Renter’s rights according to this Agreement, including its right to use the rented property according to this Agreement, and/or from the Landlord’s obligations towards the Renter in any way or form (and this without harming the Landlord’s right to convert and/or to sell, and/or to lease, and/or to transfer this Agreement, as aforesaid), and/or to inflict on the Renter additional liabilities beyond those stated in this Agreement. The Landlord will inform the Renter about the assignment of the Landlord’s rights as aforesaid in this sub-clause.

26.2
Without detracting from the provisions of Clause 26.1. above and pursuant to the provisions, the Renter undertakes to accept and fulfil all the provisions of this Agreement towards anyone who comes instead of the Landlord, if they come, as long as the pawn, encumbrance, conversion, sale, rent, lease or transfer as aforementioned, cannot and will not detract from the Renter’s rights according to this Agreement or add to its obligations according to it, whether financial or other of any sort or type and/or detract from the Landlord’s obligations according to this Agreement (and this, without harming the Landlord’s right to convert, and/or sell, and/or rent, and/or lease and/or transfer this Agreement, as aforesaid).

26.3
Subject to the aforesaid in Article 26.1. above, the Landlord is entitled to pawn, and/or to encumber, and/or to transfer, and/or to convert, and/or to sell, and/or to lease, and/or to rent its rights to the lot and/or to the rented property, all or some, and/or carry out any activity pertaining to them, and to include any entity in the management and/or the ownership of the rented property as it sees fit and according to its sole and absolute discretion, and without any need for the Renter’s consent, providing that it does not harm the Renter’s rights according to this Agreement and/or the Renter’s ability to make use of the rented property according to the provisions of this Agreement and/or to impose any financial and/or other obligations on the Renter.

26.4
Insofar as the Landlord asks for the Renter’s signature on a document or on an authorisation which will be required in the Landlord’s opinion, for one of the causes listed in this clause, the Landlord will address the Renter, and the Renter will sign on the required documents providing that the aforesaid document and/or authorisation do not detract from the Renter’s rights according to this Agreement and/or do not impose on the Renter additional obligations whether financial or other, which are not explicitly imposed on it according to this Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

27.	Vacating

27.1
The Renter undertakes that immediately upon the end of the Rental Period or the lawful cancellation of this Agreement, whichever the earlier (hereinafter: the “Rented property Vacating Date”, it will vacate the Rented property and will hand over its possession to the Landlord, the Rented property being clean, free of any person and object that does not belong to the Landlord, in a good, serviceable state subject to reasonable wear (considering that it is a rental period that may last (to the extent that the additional rental periods are realised) 20 years). The Rented property will be handed over to the Landlord, including any renovation, improvement, extension, modification, fixing or installation that is permanently connected to the Rented property, including the air conditioning system (except for any other electronic and/or electrical system and/or any furniture that has been installed by and at the expense of the Renter) that will become the property of the Landlord, even if these were installed in and/or added to the Rented property by the Renter at its own expense. It is clarified that the Renter will remove at its own expense any modification and/or extension and/or renovation and/or improvement, etc., which it has executed and/or installed in the Rented property in contravention of the provisions hereof, as long as the Landlord has requested it, and will repair anything requiring repair due to the removal of the extensions as aforesaid. In addition, the Renter will be allowed to remove the split air conditioners that it has installed (to the extent that they have been installed), as long as the Renter repairs everything requiring repair due to the removal of the said split air conditioners.

14 days before the Rented property Vacating Date, a visit will be held in the presence of the Renter and/or the representative on its behalf and the representative of the Landlord, for inspecting the Rented property, and a protocol will be made out and signed by both parties, listing all requirements of the Landlord, if any, with respect to the condition of the Rented property as aforesaid,  and the Renter undertakes to execute them in their entirety, including repairing and removing anything requiring repair and removal in accordance with the provisions of this Agreement. The Landlord is entitled not to conduct this visit and this will not derogate from the rest of the provisions in this Agreement.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

27.2
To alleviate any doubt, doubt, it is clarified that any object and/or equipment and/or accessories that are not considered the property of the Landlord according to this Agreement and that have remained in the Rented property after its vacation by the Renter will become, after giving the Renter 14 days’ advance written notice, the property of the Landlord, upon vacating, and the Renter waives any claim and/or demand and/or legal action for them.

27.3
The Renter undertakes that if it does not vacate the Rented property as set forth in this clause, it will pay the Landlord for each day of default starting from the first day of default a total, final payment equal to 200% of the rent as it will be in effect at the time the vacating is required (based on a daily calculation), per days prescribed in this Agreement and constituting total, final and absolute payment for this period in relation to the rent and for a period of three months (hereinafter: the “Liquidated Damages”). The Renter declares that his payment has been established and agreed to between the parties as fixed, predetermined damages, which have been estimated by the parties after advance contemplation as being the reasonable damages amount incured by the Landlord due to the failure of the Renter to vacate the Rented property at the Rented property Vacating Date, and the parties agree that this total has been established by them after making a cautious estimate of the damages that the Landlord may incur as a result of a delay in vacating the Rented property, and that this relief will be the only relief to which the Landlord will be entitled, beyond which the Landlord will not be entitled to any additional compensation of any kind for the period of the first three months of default in vacating the Rented property.

27.4
A default in vacating the Rented property will be, in addition to the aforementioned, a fundamental breach of the Agreement, and will qualify the Landlord to the relief prescribed in Clause 27.3 above only for the period of the first three months starting from the Rented property Vacating Date, without derogating from any right of the Landlord to demand the vacating of the Rented property. A default in vacating the Rented property exceeding 3 months will qualify the Landlord for all statutory relief available to it for the said breach besides the damages prescribed in Clause 27.3.

27.5
For alleviating any doubt, the Renter declares that the statements in Clause 27.3 above do not prejudice any right of the Landlord, including but not limited to the right of the Landlord to realise the Collateral given to it and the right of the Landlord to claim the fulfilment of all of the Renter’s undertakings according to this Agreement and/or act to have the Rented property vacated immediately, and no payment pursuant to this clause releases the Renter from the duty of vacating the Rented property.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

To the extent that the Renter has paid the Liquidated Damage demanded of it in accordance with the provisions of Clause 27.3 above, the Landlord will not be allowed to realise the Collateral for the purpose of collection of the said Liquidated Damages.

27.6
Without detracting from the provisions of Clause 27.3 above, the Renter declares and undertakes that if it does not vacate the Rented property on time, the Landlord will be entitled after a three month default in vacating the Rented property, in addition to the relief conferred to it in this Agreement  and by any law, to claim from the Renter all amounts, payments, taxes, undertakings, appropriate usage fees, expenses, losses and any other payment for the period between the Rented property Vacating Date and its actual vacating date, and all this, without prejudice to the duty of the Renter to vacate the Rented property. For alleviating any doubt, it is clarified that the Landlord will be entitled to payments for the rent for the period of the first three months of default in vacating the Rented property in accordance with the provisions of Clause 27.3 above.

For alleviating any doubt, the Renter declares that payment and/or giving of an appropriate usage fee and/or payments pursuant to this clause do not form any rental relations between the parties for the period after the Rented property Vacating Date.

28.	Final settlement of accounts

28.1.
At the end of the lease period, or upon the lawful termination of this Agreement, a final settlement shall be made between the Lessor and the Lessee (herein above and herein below in this Agreement: the "final settlement").

28.2.
For the purpose of implementing the final settlement, the Lessee shall submit to the Lessor confirmation from any municipal and / or governmental and / or other authority and / or from any other entity which the Lessee undertook to make various payments to, directly or indirectly, in accordance with this Agreement; attesting to the fact that as of the date of the confirmation the Lessee has settled all of the payments for the lease period, including the principal and / or interest and / or index linkage differentials and / or fines and / or any other debt in respect of the aforementioned period.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

28.3.
A condition for implementing the final settlement and / or for any payment on the part of the Lessee thereafter is the evacuation of the leased property on the date on which the leased property is vacated by the Lessee.

28.4.	The parties shall work to ensure that the final settlement shall be completed no later than the end of 90 (ninety) days from the date on which the leased property shall be vacated.

29.	Remedies of the parties for breach of the Agreement

29.1.
The provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1970  shall apply to this Agreement, unless otherwise explicitly and / or implicitly determined in this Agreement. The parties declare that there is nothing stated in this Agreement which exhausts all of their rights and remedies in respect of breach of this Agreement by the other party, and there is nothing in it which infringes on any right and remedy granted to them pursuant  to this Agreement and to any law, or which derogates thereof.

29.2.
In the event that a party to this Agreement shall violate all or any part of this Agreement, or any of its terms (herein below: the "infringing party"), which are not fundamental conditions, by means of a breach which shall not be remedied within 45 days from the date of receiving written notification from the aggrieved party (herein below: the "aggrieved party"), shall be entitled to terminate the Agreement forthwith, and all of which without this infringing on any right or other remedy of the aggrieved party pursuant to the terms of this Agreement and / or pursuant to any law.

29.3.
In addition, the Lessor shall be entitled to cancel this Agreement if a decision is reached (herein below - the "decision") in respect of the voluntary liquidation of the Lessee; or by the Court, or on the appointment of a temporary or permanent Liquidator for the Lessee; a temporary or permanent Receiver, or if a receivership order is issued for all or a fundamental portion of the properties of the Lessee; or if a foreclosure order and / or a stay of proceedings is issued against all of the assets of the Lessee and / or a fundamental portion of them; or if the Lessee reaches a settlement with the creditors thereof, and the decision is not revoked within 90 (ninety ) from the date on which it was given. The Lessee undertakes to revoke any decision within 90 (ninety) days from the date it was given, and declares that failure to revoke the decision within 90 (ninety) days shall constitute a fundamental breach of the Agreement, and the other party shall be entitled to any remedy granted to it pursuant to the terms of this Agreement and / or pursuant to any law.

29.4.
There is nothing in the aforesaid which shall derogate from the right of the Lessor to sue the Lessee for any anticipated breach, subject to what is determined by law, including receiving any remedy arising thereof, and this without derogating from the right of the Lessee to voice an objection thereto.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

30.	VAT

For the avoidance of doubt, any payment that any party is required to pay to the other party, pursuant to this Agreement, and / or as a result thereof, shall be subject to VAT (if this shall be required in accordance with law) which is to be paid by the party liable for the aforementioned payment to the party which is entitled to receive it - in exchange for a lawful tax invoice, in addition to the principal payment.

31.	Business day

In any event in which a date has been determined for the implementation of a payment in accordance with this Agreement and / or as deriving from a date which is not a business day, the date of making that payment shall be postponed to the first business day subsequent to that date.

32.	Construction works, maintenance and repairs

The Lessee hereby agrees that at any time, and also subsequent to the completion of the leased property and / or the building and / or also after transferring possession of the leased property to the Lessee and / or after registration of the rights on behalf of the Lessor, the Lessor shall be entitled to perform construction, maintenance, repair and management works which are necessary and / or connected with the leased property or in the project, for the purpose of implementing its obligations pursuant to this Agreement or in order to preserve its rights pursuant to this Agreement, even if this results in reasonable disturbances in the use of the leased property, on condition that such works are arranged in advance with the Lessee (in the event that the works are implemented on the leased property)  as far as possible under the circumstances, and that the Lessor takes reasonable means to reduce the disturbances to the extent that it is possible to minimize them and return the situation to its former state as soon as possible after the execution thereof; and all of which as determined in this Agreement herein above, including the repair of any damage which was caused as a result of conducting the works on the leased property and / or its facilities as a result of such works and all of which subject to the following:

32.1.	There shall be no change in the leased property itself (including the lobby of the floor and / or the protected space on the floor and / or the services on the floor);

32.2.	There shall not be anything in the aforesaid that postpones the date of granting the authority and the date of handing over possession;

32.3.	There shall be no detraction from the right of the Lessee to lease and use the parking spaces as determined in accordance with this Agreement;

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

32.4.	No financial obligations whatsoever shall be added to the Lessee as a result of this (including in the matter of payment of management fees);

32.5.
There shall be means of access to the leased property and to the built, paved and secured parking lots at all times during the lease period, taking into account the fact that this is a project which is still under construction.

32.6.	At the time of handing over possession, the construction of the entrance floor through which the Lessee gains access to the leased property (including the parking lots) shall be completed.

32.7.
At the time of handing over possession of the leased property, all of the systems shall be in proper and good working order, with at least 2 elevators reaching the floor of the leased property and the floors of the parking lot.

32.8.
The Lessor undertakes to instruct any relevant party that massive drilling work, floor drilling, ceiling drilling, and excavation in the building (herein below - the "noisy works") shall be carried out from 17:00 in the evening through until 9:00 in the morning. The Lessor undertakes to ensure that the management company and / or the Lessor, and / or any third party authorized to do so shall ensure the enforcement of the provisions of this clause. The aforesaid limitation of hours in respect of the execution of the noisy works shall apply from the date of occupancy of the leased properties on the areas on the fourth and fifth floors of the building, and at the conclusion of one year from the date of the building being occupied on all of the remaining areas in the building.

33.	Professional expert

33.1.
In any event of disagreement between the parties in any matter relating to the execution of the works by the Lessor and / or the works by the Lessee and / or the handing over of possession and / or the completion of repairs and / or the nature of repairs - these matters shall be brought for decision by a professional expert, as this is defined in clause 1.28 above.

33.2.
The professional expert shall not have the authority to order a delay or suspension of the execution of works, but he shall have the right to instruct the Lessor to implement repairs and / or changes, the execution of which might delay the execution of the works.

33.3.
In his actions as aforesaid and / or in his practice within the framework of any other or additional authority conferred on him pursuant to this Agreement, the expert shall act as a professional expert and his decision shall be final and absolute and shall be binding on the parties, as if this had been agreed between them from the outset. There shall be no appeal against his decision.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

33.4.
The professional expert shall do his best to provide his decision in any matter in which his ruling has been requested, as quickly as possible after the date on which one of the parties approached him for his decision, and after he has allowed each of the parties to present their position to him - but in any event not later than fourteen (14) days from the date on which the dispute was referred to him for his ruling. The decision of the professional expert shall be made in writing and shall be explained. Notwithstanding the aforesaid, any delay in making a ruling shall not detract from the validity thereof. The parties, in agreement between themselves,  are permitted to extend this date.

33.5.	The parties undertake to cooperate with the professional expert as necessary in order to comply with the aforementioned schedule.

33.6.	The parties shall bear the fees of the professional expert, in equal portions between them, unless this has been instructed otherwise by the professional expert.

34.	Cooperation

The Parties undertake to be true and honest with each other and to assist each other by any means and manner which are likely to promote their matters in everything which is connected with the implementation of this Agreement.

35.	Payment / fulfillment in the place of the other party

In the event that one of the parties is obligated to implement a particular action or a particular payment pursuant to the terms of this Agreement and / or as a result thereof (herein below: the "obligated party") and he does not perform that action and / or does not pay in accordance with the terms and conditions that are required in accordance with this Agreement and / or in accordance with any law, the party who executes that same action and / or pays that same payment (although he is not obligated to do so) in place of the party who is obligated to do so - on condition that he has given the obligated party written notification 30 days in advance to execute his obligations, and the obligated party did not fulfill this obligation during the aforementioned period of time - and if the aggrieved party undertook it, as aforesaid, then the obligated party shall be obliged to pay to the aggrieved party any amount expended by the aggrieved party in connection with the aforementioned action and / or in connection with the aforementioned payment no later than twenty (20) days after receiving the aggrieved party's demand in writing detailing his expenses (including references to substantiate his expenses - if there are such). For any amount not paid by the obligated party to the aggrieved party, as aforesaid, within the period mentioned herein above, interest shall be added in the amount of the arrears interest calculated from the date on which the aggrieved party who paid the aforesaid sum submitted his demand, until the date on which it is repaid to the aggrieved party, in full.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

36.	Imputation of payments

36.1.
If arrears interest is added in respect of any debt owed by one party to the other pursuant to this Agreement, then any payment paid by the obligated party to the other shall first be offset to settle any arrears interest that shall be added, as aforesaid, to the obligation of the aggrieved party.

36.2.
To the extent that any amount paid by one party to another is subject, in whole or in part, to the addition of VAT and the paying party is liable to pay this pursuant to the terms of this Agreement - to be considered as a payment made by the said party to the other - including VAT, and shall be imputed to settle such part of that sum and the tax which is due for that part, which together amount to the sum paid, as aforesaid.

37.	Comprehensive contract

What is written in this Agreement exclusively exhausts everything that is agreed between the parties in respect of all the issues mentioned therein, and no negotiation or agreement that preceded the signing of this Agreement shall be taken into account.

38.	Silence and avoidance of action

It is hereby agreed between the parties that - unless otherwise explicitly stated in this Agreement - that in any event in which either party whatsoever does not use, or delays the exercise of its rights deriving from this Agreement or associated therewith, this fact shall not be construed as a waiver of these rights or as an admission of some kind on his part or any precedent whatsoever, either in respect of the instance when he had the opportunity to utilize that same right and regarding any case subsequent to it, and that party shall be entitled to use his rights deriving from this Agreement and / or related thereto and / or deriving from law at any that time he deems to be appropriate.

39.	General

39.1.
The Lessee hereby waives any claim of offset from the rental fee and / or any other monetary payment applicable to it pursuant to this Agreement, and / or any delay against the Lessor and anyone on behalf thereof, of any kind and type whatsoever, except for the right of offset which the Lessee has in accordance with clause 11.3.1 and clause 11.3.2 above.

39.2.
The Courts in the Tel Aviv District shall have the exclusive jurisdiction to hear any dispute that may arise between the parties in connection with this Agreement and the Appendices thereof, except for disputes dedicated to the ruling of the professional expert, as stated in clause 33 herein above.

39.3.	Any amendment or addition to this Agreement shall be made in writing and signed by the parties, otherwise they shall not have any binding validity.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

40.	Addresses and messages

The addresses of the parties for the purposes of this Agreement are as specified in the preamble to this Agreement, or any other address of whichever of the parties notifies to the other party, in writing, at least 10 days in advance. Any notification given by either party to the other in accordance with or pursuant to this Agreement shall be made in writing. Any notification - including Court documents - sent to the other party by courier or facsimile (except for letters from the Court) during normal business hours shall be deemed to have reached their destination with delivery to the same address, and any notification whatsoever sent to the other party by registered mail shall be deemed to have reached its destination seven (7) days from the dispatch thereof by post, as aforesaid, and all of which on condition that the delivery of the notification by any of the manners stated herein above shall be to the address according to the addresses as stated. After handing over possession of the lease, the address of the Lessee shall be in the address of the leased property.

In witness whereof the parties have hereunto affixed their signatures:

Stations Enterprises Ltd.	Ceragon Networks Ltd.

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

Confirmation of signatures

I, the undersigned, Attorney _______________, confirm that on ___________  Noa Landner I/D No. 050596204 and Sharon Toussia-Cohen, I/D No. 056015290, appeared before me and signed this Agreement in my presence, and that their signature - with the addition of the Stations Enterprises Ltd. Company stamp (herein below: the "Company") - obligates the Company, without restriction of sum or subject, for all intents and purposes.

Date	Attorney

I, the undersigned, Attorney _______________, confirm that on ___________  Ira Palti, I/D No.  054926035 and Doron Arazi I/D No. 058148107, who are known to me personally, appeared before me and signed this Agreement in my presence, and that their signature - with the addition of the Ceragon Networks Ltd. Company stamp (herein below: the "Company") - obligates the Company, without restriction of sum or subject, for all intents and purposes.

Date	Attorney

Mifaley Tahanot Ltd.	Ceragon Networks Ltd.

AMENDMENT APPENDIX NO. 1 TO CONSTRUCTION AND TENANCY
AGREEMENT DATED APRIL 11, 2019

Made and executed in Tel Aviv by the Lessor and the Tenant on _________________, 2019

Between:	Station Enterprises Ltd
A company registered in Israel number 520020678
By those authorized and permitted to sign on its behalf:
Mr. Sharon Toussia-Cohen, ID 056015290
and Ms. Noa Landner, ID 050596204
Of which address is 8 Granit Street, Petah Tikvah
	(hereinafter: the "Lessor")	The party of the first part;

and:	Ceragon Networks Ltd
A company registered in Israel number 512352444
By those authorized and permitted to sign on its behalf:
Ira Palti, ID 054926035 and Ran Vered, ID 031682743
Of which address is 24 Raul Wallenberg Street, Tel Aviv 69719
	(hereinafter: the "Tenant")	The party of the second part;

WHEREAS	On April 11, 2019, the Lessor and the Tenant signed a construction and tenancy agreement (hereinafter: the "Tenancy Agreement");
WHEREAS	The Tenant requested the Lessor to lease additional areas in the fifth floor of the building, additional parking spaces and to make other changes to the Tenancy Agreement, as described below;
WHEREAS	In accordance with the provision of Section 39.3 of the Tenancy Agreement, the parties wish to state in writing the understandings they reached as prescribed in this Appendix.

Therefore the parties agree, state and stipulate as follows:

1.	The preamble to this agreement constitutes an integral part thereof.

2.	The terms in this Appendix shall have the meaning ascribed to them in the Tenancy Agreement, unless stated otherwise in this Amendment Appendix.

3.	These are the changes that will apply in the Tenancy Agreement and its Appendices:

3.1.	In the definition of the Leasehold in Section 1.15 of the Tenancy Agreement, the following changes are introduced:

3.1.1.	In the first line, the words: “about 5,500 sq.m. (gross)” will be replaced with: “about 6,191 sq.m. (gross)”.

3.1.2.	In the third line the words: “(at the exact location to be agreed by the parties by December 31, 2019)” will be deleted.

3.1.3.
In the sixth line, the words: “and with the addition of 220 underground parking spaces (200 “float” spaces and 20 “reserved” spaces”” will be replaced with: “and with the addition of 240 underground parking spaces (220 “float” spaces and 20 “reserved” spaces””.

3.1.4.
The parties agree that the blueprint of the fifth floor of the building, which is attached to this Appendix and market with the letter A, reflects the updated Leasehold area at the fifth floor of the building.

3.2.
In the second paragraph of Section 14.1 of the Tenancy Agreement, the words: “ILS 275,560 (“two hundred seventy five thousand five hundred sixty shekels)” will be replaced with: “ILS 307,200 (three hundred seven thousand two hundred shekels)”; and the words: “5,500 sq.m. (gross)” will be replaced with: “6,191 sq.m. (gross)”.

3.3.	Within 14 days of executing this Addendum, the Tenant will produce to the Lessor a bank guarantee and a promissory note, as follows:

3.3.1.	A bank guarantee in the amount of ILS 147,437.

3.3.2.	A promissory note executed by the Lessor in the amount of ILS 589,750.

4.	The Tenant’s Option to Return 20 Parking Spaces

4.1.
At any given time during the first year of the tenancy period, and on a “one-time” basis, the Tenant may notify the Lessor of terminating the tenancy in regard to 20 floating parking spaces only, with a two-month prior notice.

4.2.
Should the Option be exercised, the returned parking spaces will be removed from the definition of the Leasehold for all intents and purposes and the rent will be reduced accordingly, from the day of their return. It is clarified that should the Tenant not exercise the Option during the first tenancy year as stated in Section 4.1 above, the Option will expire and the Tenant will no longer have the Option of returning the parking spaces until the end of the tenancy period.

5.	Connecting the Leasehold’s Floors by Internal Staircases

5.1.
The parties agree that the Tenant will be permitted to connect the three floors of the Leasehold with internal staircases; that is, construct two staircases – one between the fifth and the sixth floor and the other between the sixth and the seventh floors (hereinafter: the "Internal Staircases").

The following provisions will apply to the Internal Staircases works:

5.1.1.
As part of the Tenant’s works, the Tenant will make openings in the ceiling of the sixth floor and in the ceiling of the sixth floor in location agreed between the parties (hereinafter: the "Staircase Opening"), and the internal staircases will be connected to these openings.

5.1.2.
The Internal Staircases works will be executed by the Tenant and at its expenses, after receiving the Form 4 certificate for the building, and the Tenant will be responsible for obtaining all the certificates and the permits that are required to execution, including in all that pertains to licensing, planning and execution. If the Lessor executes a temporary covering of the Staircase Openings for the purpose of obtaining Form 4, the Tenant will be responsible to open the openings at its expense.

5.1.3.
At the end of the Tenancy Agreement, the Tenant will remove on its own and at its expense the Internal Staircases, including closing the openings according to the Lessor’s instructions and a structural plan provided by the Tenant, unless the Lessor instructs the Tenant otherwise.

5.1.4.	Without derogating from the foregoing, the execution of the Internal Staircases will be subject to all the provisions of the Tenancy Agreement concerning execution of Tenant Works in the Leasehold.

6.	Installation of Antennas on the Roof of the Building

6.1.
It is further agreed that the Tenant will be permitted to install on the roof of the building, at a location preapproved in writing by the Lessor, two antennas of up to 1.80 meter in height (hereinafter: the "Antennas"), in accordance with plans approved by the Lessor according to the Lessor’s guidelines, with no charge payable to the Lessor.

6.2.
The responsibility to the antennas and all the costs involved in them and all that is implied by them will apply to the Tenant only, including in connection with obtaining all the permits, licenses and approvals required for their installation, the execution of the installation works, regular upkeep, payment of all the charges involved, and also liability to any damage that may be caused to the roof of the building and/or the roof (such as sealing, etc) due to their installation and/or operation and/or dismantling, and the Lessor will cooperate reasonably with the Tenant for obtaining approvals for the installation as required, provided it does not impose any monetary expense and/or risk and/or liability it does not bear under this agreement and/or that it does not prejudice the rights of other tenants in the building and/or the project and/or the character of the building.

The Tenant undertakes to comply with all the terms and conditions and standards required for the installation and operation of the antenna, and to implement appropriate protection to prevent a risk and/or nuisance to the tenants of the building and/or the project. If the Tenant does not comply with any of these requirements, the Lessor will have the right to dismantle the antennas, at the Tenant’s expense.

6.3.	At the end of the Tenancy Agreement, the Tenant will disassemble and remove the antenna and make any repairs required due to their removal.

General

7.
For the avoidance of doubt, the provisions of the Tenancy Agreement that were not changed expressly or implicitly in the Appendix will remain intact and apply to the parties with the requisite changes.

8.	It is further clarified that where a conflict arises between the stated in the Tenancy Agreement (including its appendices and addenda) and this Appendix, the stated in this Appendix will prevail.

In witness the parties have signed

Station enterprises Ltd	Ceragon Networks Ltd

Signature Verification

I the undersigned, ____________, Adv, hereby confirms that on _______________, Ms. Noa Landner, ID 050596204 and Mr. Sharon Toussia-Cohen, ID 056015290 appeared before me and signed before me on this Agreement and that their signatures together with the seal of Station Enterprises Ltd (hereinafter: the "Company") bind the Company for all intents and purposes without limit of amount or matter.

Date	______________, Adv.

I the undersigned, ____________, Adv, hereby confirms that on _______________, Mr. Ira Palti, ID 054926035 and Mr. Ran Vered, ID 031682743, who are known to me personally, appeared before me and signed before me on this Agreement and that their signatures together with the seal of Ceragon Networks Ltd (hereinafter: the "Company") bind the Company for all intents and purposes without limit of amount or matter.

Date	______________, Adv.